UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [ _ ]

Check the appropriate box:

[ _ ] Preliminary Proxy Statement
[ _ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ _ ] Definitive Additional Materials
[ _ ] Soliciting Material Pursuant to Section 240.14a-12

Chesapeake Utilities Corporation
(Name of Registrant as Specified In Its Charter)

_____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[ _ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

____________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

____________________________________________________________________________________________________________

(3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

____________________________________________________________________________________________________________

(5)	Total fee paid:

____________________________________________________________________________________________________________

[ _ ]	Fee paid previously with preliminary materials.

[ _ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

____________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

____________________________________________________________________________________________________________

(3)	Filing Party:

____________________________________________________________________________________________________________

(4)	Date Filed:

____________________________________________________________________________________________________________

[Chesapeake Utilities Corporation Logo]
909 SILVER LAKE BOULEVARD
DOVER, DELAWARE 19904

                                                                                                                 March 28, 2008

DEAR STOCKHOLDERS:

The Annual Meeting of Stockholders of Chesapeake Utilities Corporation (the "Company") will be held at 9:00 a.m. Eastern Daylight Time on Thursday, May 1, 2008, in the Board Room of PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware 19801, for the following purposes:

1.	to elect three Class III Directors for three-year terms ending in 2011, and until their successors are elected and qualified;

2.	to consider and vote upon the ratification of the Company’s independent registered public accounting firm;

3.	to consider a stockholder proposal that may be presented at the meeting; and

4.	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on Friday, March 14, 2008 will be entitled to vote at the meeting and at any adjournment thereof.

You are cordially invited to attend the meeting.  Whether you personally attend the meeting or not, it is important that all of the Company’s shares of common stock that you own are represented at the meeting.  Voting your shares via the telephone or Internet, or returning your proxy card by mail will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.  We recommend that you vote your shares using one of the following convenient voting methods:

▪
Voting by Telephone. The toll-free telephone number for voting is 1-800-652-8683.   You will need to have your proxy card available and should follow the instructions provided by the recorded message to vote your shares of common stock.  You may call within the United States, Canada and Puerto Rico at any time on a touch tone telephone.  Telephone voting is available 24 hours a day, seven days a week.  Telephone voting facilities for stockholders of record will close at 12:00 a.m. Eastern Daylight Time on Thursday, May 1, 2008.  If you vote via the telephone, you should not return your proxy card.

▪
Voting by Internet. The website for internet voting is www.investorvote.com.  You will need to have your proxy card available and should follow the instructions on the secure website to vote your shares of common stock.  Internet voting is available 24 hours a day, seven days a week.  Internet voting facilities for stockholders of record will close at 12:00 a.m. Eastern Daylight Time on Thursday, May 1, 2008.  If you vote via the Internet, you should not return your proxy card.

▪	Voting by Mail. If you complete, properly sign and date the accompanying proxy card and promptly return it in the enclosed envelope, your shares will be voted as you direct.

▪
Voting by Broker. If you own stock beneficially through a bank, broker or otherwise, the institution that holds your shares will enclose telephone and internet voting instructions when sending our proxy statement to you, if these voting methods are available through the institution.

                                                                                               By Order of the Board of Directors,

                                                                                               Beth W. Cooper
                                                          Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2008

This Proxy Statement and the Annual Report on Form 10-K are available at www.chpk.com/proxymaterials.

[Chesapeake Utilities Corporation Logo]
909 SILVER LAKE BOULEVARD
DOVER, DELAWARE 19904

PROXY STATEMENT

GENERAL MATTERS

This Proxy Statement is furnished by the Board of Directors of Chesapeake Utilities Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on Thursday, May 1, 2008, in the Board Room of PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware 19801, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  All stockholders of record at the close of business on Friday, March 14, 2008 (the "Record Date") will be entitled to vote.

Solicitation of Proxies.  Solicitation of proxies may also be made by personal interview, mail, telephone or e-mail by our directors, officers and regular employees.  We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries that are holders of record to forward the solicitation material to the beneficial owners of shares of our common stock and we will reimburse them for reasonable expenses incurred.  In addition, the Company may engage professional proxy solicitors or other consultants.  All costs of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the solicitation thereof, and all clerical and other expenses of solicitation will be borne by the Company.  Our directors, officers and regular employees will not receive additional compensation for soliciting proxies.  The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are being sent or given to stockholders on or about March 28, 2008.

Signature of Proxies.  You may vote your shares via the telephone or Internet, or you may complete, sign, date and return the accompanying proxy card in the enclosed envelope.  If you hold stock in your own name as a stockholder of record and attend the Annual Meeting, you may deliver the completed proxy card in person.  If you own stock beneficially through a bank, broker or otherwise, you will need to obtain a valid proxy from the institution that holds your shares of our common stock in order to vote the shares at the Annual Meeting.

An authorized officer voting shares on behalf of a corporation should sign the accompanying proxy card in the corporate name and, immediately below this signature, indicate his or her name and title at the company. Agents, attorneys, guardians or trustees submitting a proxy card on behalf of a registered stockholder should also indicate his or her title following his or her respective signature.  Stock may be registered in the name of two or more trustees or other persons.  If you own stock with multiple parties, each party should sign the accompanying proxy card where appropriate.  If stock is registered in the name of a decedent and you are an executor, or an administrator of the decedent’s estate, you should sign the accompanying proxy card where appropriate, indicate your title following your signature, and attach legal instruments showing your qualification and authority to act in this capacity.

Voting Instructions.  Each proxy that is timely received, properly signed and not subsequently revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder.  If a proxy is incomplete or if you do not provide instruction with respect to any of the following items, the proxy will be voted: 1) FOR the election of each nominee to serve as a director of the Company; 2) FOR the ratification of the Company’s independent registered public accounting firm; 3) AGAINST the stockholder proposal requesting the Board to consider the elimination of the classified Board structure; and 4) pursuant to the discretion of the appointed Proxies for any other action properly brought before the Annual Meeting.  If you abstain or withhold your vote, your shares will be treated as not voted for purposes of determining the approval of any matter submitted to the stockholders.  Broker non-votes (when a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter) will have no effect on the results of the vote on any matter set forth herein.

Revocation of Proxies.  You may revoke a vote submitted by proxy at any time before voting is declared closed at the Annual Meeting.  A proxy may be revoked by i) submitting another timely and later dated proxy by telephone; ii) submitting another timely and later dated proxy by Internet; iii) delivery of a subsequent proxy executed by the same person that executed the prior proxy; iv) delivery of a written statement to the Corporate Secretary of the Company stating that the proxy is revoked; or v) attendance at the Annual Meeting and voting in person.

Voting Required for Approval.  As of the Record Date, 6,806,487 shares of our common stock, the only outstanding class of voting equity securities, were outstanding.  Each share of common stock is entitled to one vote on each matter submitted to a vote of stockholders.  As of the Record Date, our executive officers and directors had the power to vote approximately 4.52% of the outstanding shares of our common stock.  The executive officers and directors have advised us that they intend to vote their shares of common stock FOR Proposals 1 and 2 and AGAINST Proposal 3 contained herein, and to vote pursuant to the discretion of the appointed Proxies for any other action properly brought before the Annual Meeting.

Quorum.  A quorum for the transaction of business at the Annual Meeting requires the presence, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date.  Votes cast in person or by proxy at the Annual Meeting will be tabulated by our Inspector of Elections and a determination will be made as to whether a quorum is present.  If you abstain or withhold your vote, your shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum.  Broker non-votes will be counted as present at the Annual Meeting for quorum purposes, but not voted.

Annual Report.  The 2007 Summary Annual Report and 2007 Financial Information summary, covering our fiscal year ended December 31, 2007, are enclosed herewith.  These documents provide financial information to our stockholders.  They should not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent they are specifically incorporated by reference).

PROPOSALS

ELECTION OF DIRECTORS (PROPOSAL 1)

At the conclusion of the Annual Meeting, the entire Board of Directors of the Company will consist of nine directors.  The Board is divided into three classes, with the directors of each class elected to serve three-year terms.

At the 2008 Annual Meeting, three Class III directors will be elected to serve until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified.  The Board of Directors has nominated the following candidates for election to serve as directors:  Thomas J. Bresnan, Joseph E. Moore and John R. Schimkaitis.  These directors were re-elected to the Board in 2005 to serve until this Annual Meeting.  Walter J. Coleman will not seek re-election pursuant to the age provisions set forth in the Company’s Bylaws.

Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors.  A proxy that withholds authority to vote for a particular nominee will not count either for or against the nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.
...

Information Concerning Nominees and Continuing Directors.  The following information sets forth the principal occupation and employment of each director and nominee, the name and principal business of the organization, certain other affiliations, and additional business experience attained by each director and nominee during the past five years.  This information has been furnished to us by each nominee for election as a director and for each director whose term will continue following the Annual Meeting.

Nominees for Election

Class III Directors (Terms Expire in 2008)

Thomas J. Bresnan (age 55): Mr. Bresnan served as Chief Executive Officer of New Horizons Worldwide, Inc., an information technology training company, from 1999 to 2006.  He served as President from 1992 to 2006 and as a director from 1993 to 2006.  During his tenure with New Horizons Worldwide, Inc., Mr. Bresnan also served as Chief Operating Officer.  Prior to his employment with New Horizons Worldwide, Inc., he was President of Capitol American Life Insurance in Cleveland, Ohio.  Mr. Bresnan began his professional career at Arthur Andersen and Co.  He has been a director of the Company since 2001.

Joseph E. Moore (age 65):  Mr. Moore is a partner with the law firm of Williams, Moore, Shockley and Harrison, LLP.  He has previously served in numerous business and community capacities in the State of Maryland, including: State’s Attorney for Worcester County; Attorney for Worcester County Board of Zoning Appeals; Attorney for the Town of Berlin; and as a member of the Board of Governors of the State of Maryland Bar Association.  Mr. Moore is currently a member of the Board of Trustees of the Worcester Preparatory School in Berlin, Maryland and a director of the Ocean City Museum Society, Inc.  In addition, Mr. Moore serves as a director of Calvin B. Taylor Banking Co., and the Chairman of the Board of Zoning Appeals for the Town of Berlin.  He has been appointed by the Maryland Court of Appeals as Co-Chairman of the First Appellate Circuit Character Committee of the Maryland State Board of Law Examiners.  Mr. Moore is also a Fellow of the American College of Trial Lawyers.  He has been a director of the Company since 2001.

John R. Schimkaitis (age 60):  Mr. Schimkaitis is President and Chief Executive Officer of Chesapeake Utilities Corporation. He was appointed to serve as Chief Executive Officer in January 1999.  He has served as President of the Company since 1997.  Mr. Schimkaitis previously served as President and Chief Operating Officer of the Company, and prior thereto as Executive Vice President, Senior Vice President, Chief Financial Officer, Vice President, Treasurer, Assistant Treasurer, and Assistant Secretary of the Company.  He has been a director of the Company since 1996.

Continuing Directors

Class I Directors (Terms Expire in 2009)

Calvert A. Morgan, Jr. (age 60): Mr. Morgan was elected as Vice Chairman of the Board of Wilmington Savings Fund Society, a principal subsidiary of WSFS Financial Corporation, in July of 2006.  He also serves as a director of and special advisor to WSFS Financial Corporation.  Mr. Morgan is the retired Chairman of the Board, President and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware.  He has served in numerous business and community board capacities, including:  Chairman and member of Delaware Business Roundtable; advisory director of the Wilmington Country Club; and trustee of Christiana Care Corporation.  Mr. Morgan is a member of the Delaware Economic and Financial Advisory Council.  He has been a director of the Company since 2000.

Eugene H. Bayard (age 61):  Mr. Bayard is a partner with the law firm of Wilson, Halbrook & Bayard in Georgetown, Delaware.  He has been a member of the firm since 1974.  Mr. Bayard serves in numerous business and community board capacities including: Delaware Wild Lands, Inc.; Delaware State Fair, Inc.; Harrington Raceway, Inc.; Delaware Volunteer Firemen’s Association; the Southern Delaware Advisory Board for the Delaware Community Foundation; O.A. Newton & Son Company; and J.G. Townsend, Jr. & Company.  He has been a director of the Company since 2006.

Thomas P. Hill, Jr. (age 59): Mr. Hill retired in 2002 from Exelon Corporation in Philadelphia, Pennsylvania, where he served as Vice President of Finance and Chief Financial Officer of Exelon Energy Delivery Company.  Exelon Corporation is an electric utility, providing energy generation, power marketing and energy delivery.  Exelon’s electricity generation is predominant in the Midwest and Mid-Atlantic. Prior to the PECO Energy and Unicom Corporation merger, out of which Exelon Corporation evolved, Mr. Hill was Vice President and Controller for PECO Energy, where he had been employed since 1970 in various senior financial and managerial positions.  Mr. Hill serves as a trustee of Magee Rehabilitation Hospital, Magee Rehabilitation Foundation, and the Art Institute of Philadelphia.  He also serves as a member of the Audit Committee for Jefferson Health System.  Mr. Hill has been a director of the Company since 2006.

Class II Directors (Terms Expire in 2010)

Ralph J. Adkins (age 65): Mr. Adkins has served as Chairman of the Board of Directors of the Company since 1997. He previously served as Chief Executive Officer of the Company, a position he held from 1990 to 1999. During his long-standing tenure with the Company, Mr. Adkins served as President and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Treasurer and Chief Accountant.  Mr. Adkins is a former director of PNC Bank, Delaware, and former Chairman of Bayhealth Foundation.  He has been a director of the Company since 1989.

Richard Bernstein (age 65): Mr. Bernstein is the former owner, President, and CEO of BAI Aerosystems, Inc., located in Easton, Maryland.  BAI Aerosystems, a manufacturer of lightweight, low-cost Unmanned Aerial Vehicles, was acquired by L-3 Communications Corporation in December 2004.  Mr. Bernstein was also the major stockholder in Lorch Microwave, which produces microwave components for the military and commercial communications industries, prior to its acquisition by Smiths Group PLC in January 2006.  Mr. Bernstein continues to be active in the oversight of several private businesses in which he is a major stockholder.  These include: REB Holdings, Inc., a technology consulting company; Salisbury, Inc., a manufacturer of pewter and silver for the gift and premium markets; and MaTech, Inc., a leading machining company.  He is also a partner in the Waterside Village development in Easton, Maryland.  Mr. Bernstein is a trustee of Washington College and serves on the advisory board of M&T Bank.  He has been a director of the Company since 1994.

J. Peter Martin (age 68):  Mr. Martin is the retired Founder, President and Chief Executive Officer of Atlantic Utilities Corporation, a Miami, Florida diversified utility company that provided water, wastewater, natural gas and propane gas service to residential, commercial and industrial customers in several Florida counties. Mr. Martin founded Atlantic Utilities Corporation in 1980 and remained with the Company until its sale to Southern Union Co. in 1997. He is a Board of Governors member of the Snapper Creek Lakes Club, Inc. in Coral Gables, Florida.  Prior to founding Atlantic Utilities Corporation, Mr. Martin was President of Southern Gulf Utilities, Inc. in Miami, Florida. He has been a director of the Company since 2001.

If, prior to the election, any of the nominees become unable or unwilling to serve as a director of the Company (an eventuality that we do not anticipate), all proxies will be voted for any substitute nominee who may be designated by the Board of Directors on the recommendation of the Corporate Governance Committee.

Class III Director Not Eligible For Re-Election (Term Expires in 2008)

Walter J. Coleman (age 73): Mr. Coleman retired in December 1995 as the Chief Executive Officer of Pyramid Realty and Mortgage Corporation, a Florida diversified company involved in real estate, mortgages, insurance and business brokerage. He is also the former Chairman of Real Estate Title Services, Inc., a title insurance and trust company. Mr. Coleman is now Associate Professor in the Business and Economics Department at Florida Southern College and an international business consultant and lecturer specializing in strategic management, entrepreneurship and governance. Mr. Coleman is a director of the Central Florida Economic Development Board and was appointed to the Workforce Development Board created under the Workforce Investment Act.  He has been a director of the Company since 1992.

...

(remainder of page left intentionally blank)

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

Under the Audit Committee charter, the Audit Committee is responsible for the appointment and oversight of and the approval of the compensation arrangements with the Company's independent registered public accounting firm.  On February 19, 2008, the Audit Committee approved the reappointment of Beard Miller Company LLP (“Beard Miller”) to serve as the Company’s independent registered public accounting firm for 2008.

Although the New York Stock Exchange (“NYSE”) listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing you with the means to express your view on this matter. While this vote is not binding, in the event that stockholders fail to ratify the appointment of Beard Miller, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

As reported in the 2007 Proxy Statement, on March 20, 2007, the Company notified PricewaterhouseCoopers LLP that the firm was dismissed as its independent registered public accounting firm effective as of that date. The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

The Audit Committee solicited proposals from several public accounting firms to serve as the Company’s independent registered public accounting firm, interviewed the firms, and on March 20, 2007 approved the selection of Beard Miller to serve as the Company’s independent registered public accounting firm for 2007.  Prior to the appointment as its independent registered public accounting firm, the Company had not consulted Beard Miller on any matters or events described in Item 304(a)(2) (i) and (ii) of Regulation S-K.

During the fiscal years ended December 31, 2006 and 2005, and in the subsequent interim period preceding the dismissal of PricewaterhouseCoopers LLP there were no (a) disagreements (as described in Regulation S-K, Item 304(a)(1)(iv) promulgated under the Securities and Exchange Act of 1934, as amended) between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on our consolidated financial statements for such periods, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Representatives from PricewaterhouseCoopers LLP will not be present at the Annual Meeting.

Representatives from Beard Miller will be present at the Annual Meeting and be available to respond to appropriate questions.  They will not make a formal statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF BEARD MILLER AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.
...

(remainder of page left intentionally blank)

STOCKHOLDER PROPOSAL (PROPOSAL 3)

A stockholder proposal has been received requesting that the Company change director terms from classified terms to annual terms.  Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, a stockholder who owns 131 shares of the Company’s common stock, has requested that the Company include the following proposal and supporting statement in its Proxy Statement for the 2008 Annual Meeting of Stockholders.  If properly presented, this proposal will be voted on at the Annual Meeting.  Voting on this matter would serve only as an advisory vote for the Board to reconsider the classified Board structure.  The proposal is set forth verbatim below.

RESOLUTION

That the shareholders of CHESAPEAKE UTILITIES CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U. S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

After careful consideration and thoughtful deliberation, the Board of Directors continues to maintain that it is not in the best interests of the Company or its stockholders to change from classified terms to annual terms for directors.  The Company’s current classified Board structure complements the nature of our business and also supports the Company’s long-term strategic focus.  The stability provided under this structure is paramount to the continued success of the Company.

For more than 30 years, our stockholders have benefited from the positive effects of a classified Board structure, as evidenced by the payment of consecutive annual dividends to stockholders during this time.  At any given time, a majority of the Board has experience in the Company’s business and affairs.  The continuity and stability made possible under the classified Board structure have enabled our directors to obtain a solid historical perspective of the Company, its operations and competitive environment.  In addition, the Company has been able to attract and retain highly qualified individuals whose skills and knowledge complement those of the incumbent directors.  The experience and qualifications of the Board as a whole are essential to its ability to make fundamental decisions for the Company, execute long-term strategic plans, and augment the Company’s long-term growth opportunities.  The impact of this structure has been exemplified in the Board’s ability to make the necessary long-term utility capital investments that have provided solid earnings growth and positioned the Company to achieve sustainable growth in the future.

The stockholder’s assertion that the classified Board structure diminishes director accountability to Company stockholders is his personal opinion and is unfounded.  The Board of Directors has remained steadfast in considering the long-term effects of its decisions on stockholder value and not exclusively focusing on short-term profits.  All directors have fiduciary duties to act in good faith and in the best interests of the Company and its stockholders, regardless of how often they stand for election. Therefore, contrary to the stockholder’s argument, declassifying the Board would not increase the Board’s accountability to the Company’s stockholders.

A classified Board also affords the Company and its stockholders an additional measure of protection against hostile and unsolicited takeover attempts that do not offer the greatest value to all stockholders. Absent a classified Board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast, and without paying any premium to the Company’s stockholders. Such an approach could be coupled with a proposal to have the new Board redeem the Company’s shareholder rights plan, thus eliminating the rights plan as a means to ensure that all stockholders are treated fairly. The existence of a classified Board encourages a potential acquirer to negotiate with the Board, giving the Board additional time and bargaining power to negotiate a transaction that is in the best interests of the stockholders and other constituencies.1

Most importantly, in considering any takeover effort or other significant development concerning the Company, the Board understands that its duty is to protect the interests of all of the Company’s stockholders.  The Board intends to discharge that duty to its utmost ability and will utilize the various defensive tactics available to it to resist any action that the Board believes not to be in the best interests of all of the Company’s stockholders.  The majority of the Board is comprised of independent, non-management directors who will always put the interests of the stockholders first.

The stockholder’s reference to a correlation between annual election of directors and firm value is also misleading.  The stockholder has chosen one of many academic studies on this topic, each of which has different criteria, weighting and conclusions.2  The cited academic study reviewed corporate governance provisions for more than 1,500 companies, of which only a small percentage was comparable with the size and ownership of the Company.  A score was then given to each company based on these provisions (which were mostly anti-takeover), then analyzed in relation to a performance measure called Tobin’s Q.  The authors of the study do not suggest that a causal relationship exists between value and any one of the 24 corporate governance provisions, much less a special correlation between annual election of directors and firm value. In fact, the study stated that if the power provided by a classified board was used judiciously, it could possibly lead to an increase in overall stockholder wealth.3

Moreover, a different study was conducted in 2004 and used a broader index of 51 corporate governance provisions.  This study suggested that companies with classified boards have higher profit margins and higher dividend yields. Furthermore, the study set forth that annual director terms is one of the seven governance factors, out of the 51 reviewed, which is most often associated with “bad performance”.4

Election of directors by classes is a common practice that has been adopted by many companies, with a majority of the companies comprising the 2007 Standard & Poor’s 1,500 Index currently having classified terms.  The stockholder selectively listed several companies that have taken steps to implement annual director terms.  To the contrary, stockholders of other companies have defeated such a proposal.  Each such company made this decision in light of its own particular financial and market circumstances.

The Board does not believe that the fact that some other companies have taken steps to remove their classified Board structure is a persuasive reason for the Company to undertake the same initiative.  The Board does, however, believe that this proposal should be considered in connection with the nature of our business, corporate performance, stockholder payouts, and future growth opportunities.

There are many benefits associated with having a classified Board structure, including, among other things, the ability to retain experienced and qualified Board members.  In addition, the classified Board structure provides a level of protection for the Company’s stockholders.  First, under this structure, stockholders are more likely to receive a higher value in a hostile or unsolicited takeover attempt.  Secondly, the classified Board structure enables stockholders to remain confident that the Board will, at all times, have the necessary skills, knowledge, and experience to make fundamental decisions on behalf of the Company.  The background and experience of the entire Board are critical to the Company remaining competitive in its current environment, continuing its long-term strategic focus, and making the necessary long-term investments to ensure sustainable growth in the future.

Approval of this stockholder proposal would not result in the declassification of the Board.  Rather, it would serve only as an advisory for the Board to reconsider the classified Board structure.  To change the structure of the Company’s Board of Directors, the Board of Directors would have to ultimately conclude that the classified Board structure should be changed and then present to the stockholders a proposal to amend the Company’s Amended and Restated Certificate of Incorporation.   The affirmative vote of at least 75 percent of the voting power of all outstanding shares of the Company’s stock is required for the amendment to be effective.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

[1]
In 2007, Midwest Air obtained 13 percent above the price its stockholders would have received from a hostile takeover had Midwest Air not had a classified Board and stockholder rights plan.  Additionally, target stockholders of firms with classified boards receive a larger proportional share of the total value gains from a merger.  Eric S. Robinson, Classified Boards Once Again Prove Their Value to Shareholders in Recent Takeover Battle, Wachtell, Lipton, Rosen & Katz (2007).
a

[2]	Paul A. Gompers, Joy L. Ishii, Andrew Metrick, Corporate Governance and Equity Prices, Quarterly Journal of Economics (2003).
[3]	Id. at p. 8.
[4]	Lawrence D. Brown and Marcus L. Caylor, Corporate Governance and Firm Performance, Institutional Shareholder Services (2004) at p. 30.

(remainder of page left intentionally blank)

BOARD OF DIRECTORS AND ITS COMMITTEES

Nomination of Directors.  Our Bylaws permit stockholders to nominate candidates for election as directors.  The Company will consider all stockholder nominations for directors provided that each such nomination complies with the provisions of the Company’s Bylaws and the Corporate Governance Committee’s charter.

The Corporate Secretary of the Company must receive director nominations by stockholders not less than 14 days nor more than 80 days prior to the meeting at which directors are to be elected.  Each nomination must be in writing and set forth: (i) as to each nominee, (a) the name, age, business address and, if known, residential address of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of shares of the Company's stock beneficially owned by the nominee; (d) the consent of the nominee to serve as a director of the Company if elected; (e) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder; and (f) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice, (a) the name and address of the stockholder, as they appear on the Company's books, and (b) the number of shares of the Company’s stock beneficially owned by the stockholder.

The Corporate Governance Committee, whose duties include that of a nominating committee, will consider a recommendation from a stockholder only if the information specified above is complete.  The Corporate Governance Committee will take the actions it deems necessary to appropriately identify and evaluate prospective candidates.  Generally, the Corporate Governance Committee will evaluate biographical information and other background material for prospective candidates provided by the Board of Directors, management or others.  Prior to recommending a candidate, the Corporate Governance Committee will conduct an interview of selected candidates.

In considering whether to recommend a candidate, including any candidate recommended by a stockholder for inclusion in the Board's slate of recommended director nominees for election by the stockholders, the Corporate Governance Committee will consider the existing size and composition of the Board and apply the general criteria set forth in the Corporate Governance Guidelines as well as any specific director selection criteria adopted by the Corporate Governance Committee based on the Company’s circumstances at the time.  The criteria specified by the Corporate Governance Guidelines relate to a candidate's character, judgment, business experience or professional background, knowledge of our business, community involvement, and availability and commitment to carry out the responsibilities as a director of the Company (generally directors may not be directors of more than two public companies in addition to the Company), as well as the candidate’s independence under applicable regulations and listing standards.  The specific director selection criteria include, but may not in all instances be limited to, the following:

▪	A proven track record of leadership in the person's particular field of expertise

▪	Prior education or experience that enables the person to exercise sound business judgment on matters typically encountered by the Company

▪
A record of accomplishments that reflects a high level of achievement in the person's profession.  In this regard, the Board generally requires that a nominee shall be: currently serving, or shall previously have served, as a chief executive officer, chief operating officer or chief financial officer of a major company; a distinguished member of academia; a partner in a law firm or accounting firm; a successful entrepreneur; or hold a similar position of significant responsibility

▪	A background or experience that enables the person to represent or present differing points of view

▪	A willingness to listen and work together in a collegial manner

▪	Possession of knowledge, experience and skills that will enhance the mix of the Board’s core competencies

The Corporate Governance Committee does not assign specific weights to these criteria, and not all of the criteria are necessarily applicable to all prospective nominees.  We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Committees of the Board.  The standing committees of the Company are the Audit Committee, Compensation Committee, and Corporate Governance Committee.

Audit Committee.  The Audit Committee was established in 1976.  The Board has adopted the written charter of the Audit Committee, which can be viewed on our website at www.chpk.com.  The charter is also available in print to any stockholder upon request.  As reflected in its charter, the Committee's responsibilities include the following: i) appointment, retention, termination, compensation, and oversight of our independent registered public accounting firm; ii) approval of all non-audit engagements of our independent registered public accounting firm; iii) review, along with management and the independent registered public accounting firm, of the annual and quarterly financial statements; and iv) supervision of the annual audit and our internal audit function.  The Audit Committee held six meetings during 2007.  The current members of the Audit Committee are Thomas J. Bresnan, Chairman, Ralph J. Adkins, Walter J. Coleman, Thomas P. Hill, Jr. and J. Peter Martin.  Mr. Coleman will not seek re-election as a director pursuant to the age provisions set forth in the Company’s Bylaws.

The composition of the Audit Committee is subject to independence and other requirements under the rules and regulations promulgated by the SEC and the NYSE listing standards. The Board of Directors has determined that all current members of the Audit Committee are “independent” and “financially literate” as those terms are defined in the NYSE listing standards, and that the Audit Committee meets the composition requirements of the SEC and the NYSE listing standards.  Under the rules of the SEC, Messrs. Adkins, Bresnan and Hill qualify as “audit committee financial experts” based on their experience and knowledge.  Mr. Adkins is the former Chief Executive Officer of the Company.  During his long-standing tenure with the Company, Mr. Adkins held various executive positions, including Treasurer and Chief Accountant.  Mr. Bresnan previously served as Chief Executive Officer, President and Director of New Horizons Worldwide, Inc. and as principal executive officer and principal financial officer of Capital American Life Insurance and Capital American Financial, respectively.  Mr. Bresnan also has six years of public accounting experience.  Mr. Hill previously served as Vice President of Finance and Chief Financial Officer of Exelon Energy Delivery Company.  Messrs. Adkins, Bresnan and Hill each satisfy the independence requirements for audit committee members under the NYSE listing standards.  None of the members of the Audit Committee serve on audit committees of more than two other public companies.

Compensation Committee.  The Compensation Committee was established in 1979.  The Board has adopted the written charter of the Compensation Committee, which can be viewed on our website at www.chpk.com.  The charter is also available in print to any stockholder upon request.  As reflected in its charter, the Committee's responsibilities include the administration of executive and director compensation policies and practices that are as follows: i) consistent with our overall business strategy and objectives; ii) contribute to our ability to attract, retain, and motivate executives and directors; and iii) appropriately link executive and director incentive compensation policies and practices to the performance of the Company and the creation of stockholder value.  The Compensation Committee also administers our Cash Bonus Incentive Plan under which cash incentives are granted and our Performance Incentive Plan under which performance-based equity awards are granted, as well as performs all other actions necessary to ensure that required reports on compensation practices are included in the Company’s respective filings with the SEC. The Committee has sole authority to retain, terminate, and approve retention terms, including fees, for any consultant or other advisor it deems necessary to assist in the evaluation of executive and director compensation.  The Committee may not delegate their responsibilities for the oversight of executive and director compensation to any other person or entity.

The Compensation Committee held seven meetings during 2007.  The current members of the Compensation Committee are as follows: Richard Bernstein, Chairman, Joseph E. Moore and Calvert A. Morgan, Jr.  The NYSE listing standards require that the Compensation Committee consist solely of independent directors.  The Board of Directors has determined that all current members of the Compensation Committee are "independent" as that term is defined in the NYSE listing standards.

Corporate Governance Committee.  The Corporate Governance Committee was established in 1994 for the purpose of reviewing and advising the Board on general corporate governance and structural matters.  In 1998, this Committee assumed the functions of the Nominating Committee.  The Board has adopted the written charter of the Corporate Governance Committee, which can be viewed on our website at www.chpk.com.  The charter is also available in print to any stockholder upon request.  As reflected in its charter, the Committee's responsibilities include the following: i) periodic review of our Corporate Governance Guidelines; ii) evaluation of the size and composition of the Board of Directors; iii) development and recommendation to the Board of Directors of director eligibility guidelines; iv) evaluation of director candidates; and v) annual evaluation of the Board of Directors’ performance.

The Corporate Governance Committee held five meetings during 2007.  The current members of the Corporate Governance Committee are as follows: Calvert A. Morgan, Jr., Chairman, Eugene H. Bayard and Joseph E. Moore.  The NYSE listing standards require that the Corporate Governance Committee consists solely of independent directors.  The Board of Directors has determined that all current members of the Corporate Governance Committee are "independent" as that term is defined in the NYSE listing standards.

Meetings of the Board of Directors and Committees.  The Board of Directors met nine times during 2007.  Each current director attended 75 percent or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by each committee of the Board on which he served.  Directors are strongly encouraged to attend our Annual Meetings.  All of the current directors attended the 2007 Annual Meeting of Stockholders.

Director Education.  Newly elected directors participate in a director orientation program that is designed to provide directors with additional background information on the Company and its businesses.  In connection with this program, directors are invited to participate in a tour of selected facilities of the Company.  To further familiarize directors with our operations, we conduct at least one Board of Directors meeting each year at a Company facility.  In addition, each director has access to publications that cover current Board-related topics.  We encourage directors to participate in continuing education opportunities, including attending events that are appropriate to the committees on which they serve, as well as general Board topics.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation annually to ensure the appropriate compensation arrangements for non-employee directors, including the proper allocation of cash and non-cash compensation.  The Compensation Committee subsequently reports its findings and any recommendations to the Board of Directors to assist in fulfilling its responsibility to approve all director compensation arrangements.

Prior to conducting its annual compensation review for 2007, the Compensation Committee received an internally prepared analysis of non-employee director compensation data from publicly available proxy statements of peer companies and published survey data from nationally recognized organizations that provide independent research.  The Compensation Committee reviewed this analysis and other factors including the responsibilities of the non-employee directors, to assist in its determination of the appropriate compensation levels and mix for 2007.  The existing compensation levels in terms of annual stock and cash retainers, as well as meeting fees, were deemed appropriate and therefore, not changed.  The Committee solicited input from AON Consulting regarding the annual retainer for the Chairman, and such retainer is set forth in our discussion below.   The Compensation Committee will likely utilize internal resources and published survey information in evaluating director compensation for 2008.  The Board of Directors may modify director compensation as it deems appropriate.

(remainder of page left intentionally blank)

The following table reflects compensation paid to non-employee directors for services performed during 2007:

2007 Director Compensation

Name[1]	Fees Earned or Paid in Cash ($)	Stock Awards[2,3] ($)	Total[4,5] ($)
Ralph J. Adkins	136,300	18,556	154,856
Eugene H. Bayard	34,300	18,556	52,856
Richard Bernstein	35,800	23,195	58,995
Thomas J. Bresnan	34,800	23,195[6]	57,995
Walter J. Coleman	34,800	18,556	53,356
Thomas P. Hill, Jr.	34,800	18,556	53,356
J. Peter Martin	34,800	18,556	53,356
Joseph E. Moore	38,100	18,556[6]	56,656
Calvert A. Morgan, Jr.	39,300	23,195	62,495

[1]	Mr. Schimkaitis is a named executive officer of the Company and does not receive any additional compensation for his services as a director.

[2]
Pursuant to the Directors Stock Compensation Plan, each non-employee director received an award of stock, on May 2, 2006, with a grant date fair value of $18,012 (600 shares based upon a price per share of $30.02).  Each of the three Committee Chairmen (Messrs. Bernstein, Bresnan and Morgan) received an additional award of stock on May 2, 2006, with a grant date fair value of $4,503 (150 shares of common stock based upon a price per share of $30.02).  Each non-employee director received his applicable award for services performed from May 2, 2006 through May 2, 2007.  Accordingly, the Stock Awards column reflects the value of four months of this award for services performed in 2007.

Pursuant to the Directors Stock Compensation Plan, each non-employee director received an award of stock, on May 2, 2007, with a grant date fair value of $18,828 (600 shares based upon a price per share of $31.38).  Each of the three Committee Chairmen (Messrs. Bernstein, Bresnan and Morgan) received an additional award of stock on May 2, 2007, with a grant date fair value of $4,707 (150 shares of common stock based upon a price per share of $31.38).  Each non-employee director received his applicable award for services performed from May 2, 2007 through May 1, 2008.  Accordingly, the Stock Awards column reflects the value of eight months of this award for services performed in 2007.

These stock awards and all prior stock awards are fully vested in that they are not subject to forfeiture. The table shows the expense recognized by the Company in 2007 pursuant to FAS 123R.

[3]
The aggregate number of director stock awards outstanding at December 31, 2007, by director, were as follows: Mr. Adkins – 2,400 shares; Mr. Bayard – 1,200 shares; Mr. Bernstein – 7,800 shares; Mr. Bresnan – 4,500 shares; Mr. Coleman – 6,800 shares; Mr. Hill – 1,200 shares; Mr. Martin – 3,900 shares; Mr. Moore – 3,900 shares; and Mr. Morgan – 5,100 shares.  Mr. Schimkaitis, as an executive officer, does not receive any stock awards under the Directors Stock Compensation Plan.  We provide beneficial ownership information of Chesapeake stock for our directors under Security Ownership of Certain Beneficial Owners and Management.

[4]	Directors do not participate in a pension plan or non-equity incentive plan.

[5]	All director compensation has been properly reported in the 2007 Director Compensation Table. There is no compensation that needs to be included in an All Other Compensation column.

[6]
In 2007, two directors deferred their annual stock retainers via the Company’s Deferred Compensation Program.  Mr. Bresnan deferred 750 shares and Mr. Moore deferred 600 shares.  Each director’s deferred stock unit subaccount was credited with an equivalent value of deferred stock units equal to his respective stock retainer.  Additional units will be credited to their respective subaccounts on each date that a dividend is paid on the Company’s common stock.  At all times, each director has a 100 percent vested interest in the balance of his respective deferred stock unit subaccount.

For the period between our 2007 and 2008 Annual Meetings of Stockholders, the Chairman of the Board, a non-employee director, was paid an annual cash retainer of $100,000 for his services in that capacity.  Each of the Company’s non-employee directors, including the Chairman, received an annual cash retainer of $18,500 for his service as a director.  Each non-employee director, including the Chairman, was also paid $1,200 for each Board meeting and $1,000 for each Committee meeting attended in person or by telephone.  If however, a director attended more than one meeting on the same day, he was paid as follows:  (a) Board and Committee meeting on the same day - $1,200 for the Board meeting plus an additional $500 for each Committee meeting; or (b) more than one Committee meeting (without a Board meeting) - $1,000 for the first Committee meeting and an additional $500 for each Committee meeting attended on that same day.  Directors may not elect to receive their cash compensation in stock.  In addition, we reimbursed business expenses incurred by the directors in connection with attending meetings and performing other Board related-services, including external director education, of which the aggregate value was less than $10,000 per director.

Directors Stock Compensation Plan (“DSCP”).  In 2005, stockholders approved the DSCP, which is a discretionary compensation plan that allows the issuance of shares of our common stock to non-employee directors.  We believe it is appropriate for each director to have a proprietary interest in the growth and financial success of the Company.  The Board of Directors has sole authority to administer and interpret the DSCP, and approve up to 1,200 shares of our common stock annually for each director pursuant to the terms of the DSCP.

On May 2, 2007, each non-employee director received 600 shares of common stock as compensation for service to be performed for the period between our 2007 and 2008 Annual Meeting of Stockholders.  Messrs. Bernstein, Bresnan, and Morgan each received an additional 150 shares of common stock for serving as Chairman of the Compensation, Audit and Corporate Governance Committees, respectively.   As of the grant date, each director had the right to vote the shares and to receive cash dividends distributable with respect to the shares; however, the shares were not eligible for sale or transfer by the director until six months after the grant date.  Each director is individually responsible for any tax obligations in connection with these shares.

Deferred Compensation Program.   On December 7, 2006, the Board of Directors amended the Executive Deferral Program to enable non-employee directors to defer all or a portion of their meeting fees and annual retainers on a pre-tax basis until their separation from service with the Company and its affiliates or until such other date specified in accordance with the terms of the Program.  Previously, only key executives were able to defer cash incentives and stock awards under this Program.  As a result of this amendment, the Executive Deferral Program was renamed the Deferred Compensation Program to encompass all participants in the Program.  The Compensation Committee has sole authority to administer this Program and may allocate these responsibilities among its members, among any subcommittee(s) it may appoint, or among persons other than its members.

Directors may voluntarily participate in this Program by submitting their written form of election to the Compensation Committee prior to the beginning of the year for which the compensation will be earned.  In all cases, the election to defer compensation will be made in accordance with the deferral election timing requirements of Section 409A of the Internal Revenue Code and procedures established by the Compensation Committee.  A director can elect to invest all or part of his compensation in either of the following accounts:

▪
Deferred Cash Subaccount.  Cash compensation (meeting fees and annual cash retainer) deferred to this account will be allocated per the director to one or more rate of return indices previously selected by the Compensation Committee and will receive the applicable investment return(s) or loss(es) that it would achieve had it been individually invested in the specific indices.  At all times, each director has a 100 percent vested interest in the balance of his deferred cash subaccount.

▪
Deferred Stock Unit Subaccount.  Stock compensation (annual stock retainer) deferred to this account will be credited with deferred stock units equal to the number of shares of common stock that the director otherwise would be entitled to receive as compensation.  Additional units may be credited to this account on each date that a dividend is paid on our common stock.  At all times, each director has a 100 percent vested interest in the balance of his deferred stock unit subaccount.

In 2007, Messrs. Bresnan and Moore deferred their annual stock retainers via the Deferred Compensation Program.  Each director’s deferred stock unit subaccount was credited with an equivalent value of deferred stock units equal to his respective stock award.

A director may elect to receive the funds from his accounts upon separation from service.  A director may also elect to receive funds on a fixed future date, or the earlier or later of the separation from service or a fixed future date.  In all elections, directors may request such funds to be paid in a lump sum, or five or 10 annual installments.    The amount of the initial installment shall be equal to the aggregate amount of all deferred accounts at the time such payment is to be made, divided by five or 10, as elected. Subsequent installments will be equal to the remaining account balances on the succeeding anniversary date divided by the outstanding number of installments.  In the event of death, disability, change in control, or unforeseeable emergency, account balances may be paid on an accelerated basis according to the terms of the Program.  Directors will be individually responsible for any tax obligations in connection with the benefits provided under this Program.

Director Stock Ownership.  All non-management directors are required to hold at least 4,000 shares of our common stock while serving as a director of the Company.  Directors have five years after their initial election and incumbent directors had until December 10, 2007, if they were serving as members of the Board of Directors on December 10, 2004, to attain this ownership threshold.  Deferred stock units are applied toward achieving this ownership requirement.  Each deferred stock unit is equivalent to one share of the Company’s common stock.  Each director is in compliance with his established ownership requirement.

CORPORATE GOVERNANCE

General.  The Board of Directors maintains sound corporate governance standards and internal controls, and is committed to promoting awareness and involvement of these standards throughout the Company.  To assist in its efforts, the Board has adopted various policies and procedures, including those described below, that set forth the framework for the Company’s governance.

Independence.  The NYSE rules governing independence require that a majority of the members of our Board of Directors be independent as defined by the NYSE.  Members of the Board are independent if it is determined that the director has no material relationship with the Company except in his capacity as a director.  To assist in making the determination of independence for each director, the Company adopted its Corporate Governance Guidelines on Director Independence (the “Independence Guidelines”).  The Independence Guidelines adopted by the Board are set forth in Appendix A to this Proxy Statement and are also available on our website at www.chpk.com.

In accordance with the Independence Guidelines, the Board of Directors on February 20, 2008 conducted its annual review of director independence.  During this review, the Board of Directors examined all direct and indirect transactions or relationships between the Company or any of its subsidiaries and each director and any immediate family member of such director and determined that no material relationships with the Company existed during fiscal year 2007.

On the basis of this review, the Board of Directors determined that in accordance with the standards set forth in the Independence Guidelines, each of the following directors qualifies as an independent director as defined by the NYSE listing standards:  Ralph J. Adkins, Eugene H. Bayard, Richard Bernstein, Thomas J. Bresnan, Thomas P. Hill, Jr., J. Peter Martin, Joseph E. Moore and Calvert A. Morgan, Jr.  Mr. Adkins, the Company’s non-management Chairman, previously served as an executive officer of the Company.  On May 14, 2007, it had been three years since Mr. Adkins served as an executive officer of the Company.  On such date, Mr. Adkins was considered independent in accordance with the NYSE listing standards.  John R. Schimkaitis is not an independent director because he is presently an executive officer of the Company.

During its review, the Board noted that Mr. Bayard has an indirect relationship with a law firm that has provided legal services to the Company within the last three years.  Mr. Bayard is a partner with the law firm Wilson, Halbrook & Bayard in Georgetown, Delaware.  In addition, the Board reviewed an indirect relationship involving an immediate family member of Mr. Bayard.  Mr. Bayard’s brother was previously Of Counsel for The Bayard Firm in Wilmington, Delaware, a law firm that the Company retained for legal services within the last three years.  Notwithstanding these indirect relationships, the Board determined that, pursuant to the requirements specified in the “Legal Relationships” section of our Independence Guidelines, Mr. Bayard qualifies as an independent director.

Mr. Coleman also qualifies as an independent director, although he will not seek re-election as a director pursuant to the age provisions set forth in the Company’s Bylaws.

Code of Ethics.  The Board has adopted a Business Code of Ethics and Conduct that reflects the Company’s commitment to continuously promote professional conduct throughout the organization, and its requirement that representatives of the Company demonstrate good ethical business practices.  The Business Code of Ethics and Conduct applies to our directors, officers and employees generally.  Standards are set forth in the Business Code of Ethics and Conduct for transactions with related persons.  The Board has also adopted a Code of Ethics for Financial Officers which provides a framework for honest and ethical conduct by our financial officers as they perform their financial management responsibilities.  The Code of Ethics for Financial Officers is applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer, and Corporate Controller who are responsible for ensuring accurate and timely disclosures of financial information within our filings with the SEC.  These documents may be viewed on our website at www.chpk.com and are available in print to any stockholder upon request.

Corporate Governance Guidelines.  The Board has adopted Corporate Governance Guidelines, which consist of a series of policies and principles that are adhered to when overseeing the corporate governance of the Company.  This document may be viewed on our website at www.chpk.com and is available in print to any stockholder upon request.

Executive Sessions of the Non-Management Directors. The non-management, independent directors (directors who are not officers of the Company) meet periodically without the presence of Mr. Schimkaitis, the only management director.  The meetings of the non-management, independent directors are presided over by our Chairman, Mr. Adkins.  In May of 2007, Mr. Adkins met the criteria established by the NYSE and the Company’s Independence Guidelines to be considered an independent director.  Prior to May of 2007, the Chairman of the Corporate Governance Committee, Mr. Morgan, presided over the meetings of the non-management, independent directors.

Stockholder Communications with the Board.  Stockholders and other parties interested in communicating directly with the Board of Directors, a committee of the Board of Directors, any individual director, the director who presides at executive sessions of the non-management directors, or the non-management directors as a group may do so by sending a written communication to the attention of the intended recipient(s) in care of the Company's Corporate Secretary at Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

The Corporate Secretary will forward all communications to the appropriate person(s).  Communications relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.  These communications procedures have been approved by a majority of the independent directors.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy.  The Compensation Committee is composed entirely of independent directors and is solely responsible for the oversight and administration of our executive compensation program.  The Committee designs, recommends to the Board of Directors for adoption, and administers all of the policies and practices, including cash incentive and equity incentive plans, under which compensation is paid to the named executive officers of the Company.  The Committee believes that the most effective compensation program is one that is designed to ensure that total compensation for an executive officer is fair, reasonable and competitive.

The Committee’s goal in relation to our executive compensation program is to align compensation with business objectives and performance to enable the Company to attract, retain and reward individuals who contribute to the long-term success of the Company and thus, increase stockholder value.  Our three primary objectives in achieving this goal are as follows: i) to structure our compensation program so that it will attract high-quality executive talent that will complement the short-term and long-term goals of the Company; ii) to develop an appropriate mix of compensation that will closely align the financial interests of the executive officers with the interests of the Company’s stockholders; and iii) to ensure effective utilization and development of talent through internal processes such as performance evaluations, succession planning, and leadership development.  The Committee annually reviews the executive compensation program to ensure the following: i) its current design corresponds to the Company’s objectives; ii) the mix provides competitive compensation levels for each element of compensation; and iii) the compensation remains competitive relative to the compensation paid to executives in comparable positions at peer companies.

Executive Compensation Program.  The executive compensation program consists of three components:  base salary, a performance-based annual cash incentive award (“cash incentive”) and a performance-based equity incentive award (“equity incentive”).  A competitive base salary ensures that we attract and recruit executive officers with knowledge and skills that are vital to achieving our established goals, while cash and equity incentives provide a means to retain these executive officers and reward them for their continuous efforts in the growth of the Company and stockholder value.  The appropriate mix of these components ensures that each executive officer is individually striving to meet overall corporate objectives.  The Committee reviews the roles and responsibilities of each executive officer, his or her relationship to the Company’s performance, and the likelihood of achieving certain short and long-term goals that are tied to the Company’s strategic plan, and sets individual goals and competitive compensation levels accordingly.

Role of Management.  The Chief Executive Officer participates in the establishment of the compensation targets and payout levels for the other named executive officers.  The Chief Executive Officer assesses the performance for all named executive officers and recommends to the Committee the overall levels of achievement, and the extent to which performance targets were attained.  Upon request, executive officers will provide supplemental material to the Committee to assist in making its determinations under the executive compensation program.  The Chief Executive Officer is not involved in any part of the setting of his respective compensation.  The Chief Executive Officer and other members of senior management attend Committee meetings at the invitation of the Committee.

Role of Independent Consultant.  The Committee, from time to time, will engage an independent compensation consultant to aid the Committee in carrying out its overall responsibilities.  In 2007, to assist in reviewing the Company’s executive compensation program, the Committee engaged Buck Consultants, LLC (“Buck”), an independent compensation consultant, to perform a comprehensive study to determine whether current total compensation for each executive officer was competitive with the market, and consistent with the Company’s short-term and long-term goals.  In addition, Buck analyzed each component of compensation and made recommendations to the Committee based on current competitive practices.  In connection with its study, Buck, with the input of the Committee Chairman and the Chief Executive Officer, established a new peer group comprised of 16 utility companies of similar revenue size as compared to the Company.  The peer group included three electric utility companies and one water utility company because of the limited number of similarly sized gas utilities.  Based on revenues, the Company is very close to the median revenues of the peer group.  Buck then reviewed and analyzed competitive data available for the peer companies to develop ranges for each compensation element relevant to selected positions.  The peer group companies included the following:  Central Vermont Public Service Corporation, Delta Natural Gas Company, Inc., Empire District Electric Company, EnergySouth, Inc., Energy West, Inc., Florida Public Utilities Company, ITC Holdings Corporation, The Laclede Group, Inc., Northwest Natural Gas Company, RGC Resources, Inc., SEMCO Energy, Inc., SJW Corporation, South Jersey Industries, Inc., Southwest Gas Corporation, Southwest Water Company, and Unitil Corporation (collectively, the “industry peer group”).  In addition to the industry peer group data, Buck considered published survey data from several nationally recognized organizations that provide independent research based upon the practices of companies with revenues between $200 million and $500 million, as well as the practices of companies in the utilities industry.

Buck, based on its study, concluded that the Company’s current compensation program and practices are competitive and comparable to those companies in the industry peer group.  Buck recommended a modification of the Company’s equity incentives to create longer term incentives by adopting a multi-year performance period as opposed to a one-year performance period.  Buck noted that many of the peer companies had a multi-year performance plan, generally three years.  Buck also recommended that the Committee establish several well-defined performance metrics tied to the creation of stockholder value.  The Committee, based on the recommendation, decided to transition to a multi-year, long-term performance plan beginning in 2008 as described under New Long-Term Performance Plan.  The Committee also utilized the executive compensation study performed by Buck to assist in establishing the levels and targets for each component of compensation as described below.

Base Salary.  Base salaries for the Chief Executive Officer and the other named executive officers were reviewed and adjusted by the Compensation Committee in March 2007 after consideration of the following:  (i) results of a 2006 executive compensation study performed by the Committee’s prior compensation consultant; (ii) the functional role of the position; (iii) the scope of the individual’s responsibilities; and (iv) the competitive nature of our business.  Generally, the base salary for an executive officer was set to approximate the 50th percentile of the data from the 2006 study.  The Buck study compared the base salaries established in 2007 to data from the industry peer group and the published surveys, weighted one-thirds and two-thirds, respectively.  The results showed two named executive officers’ base salaries were in line with the median; two were above the median; and one was below the median.  However, the Committee reviewed total cash and total direct compensation and concluded that because total direct compensation was generally within the competitive ranges, the Company’s current base salary ranges are reasonable.

Cash Incentive.  The Board of Directors has adopted the Cash Bonus Incentive Plan under which cash incentives are payable to participating executives, including the named executive officers, if the executives achieve certain financial and non-financial goals relative to pre-established performance goals.

Prior to the beginning of each year, the Committee selects the executives to participate in the Cash Bonus Incentive Plan for that year.  The Committee also establishes target bonus awards for each executive, and lower and upper end limits of 50 percent and 150 percent of the target bonus amounts.  The Committee has the discretion to adjust the limits and bonus percentage opportunity based on unknown and/or extraordinary events, thereby enabling the Committee to award bonuses above and below the upper and lower limits.  Generally, the target bonus amounts for the Chief Executive Officer and each named executive officer are set at an amount that approximates, or falls slightly below the median prevailing practices for individuals in comparable positions in the industry peer group.  In addition, the Committee establishes aggressive financial targets and performance goals for each executive officer for the relevant performance period.

For 2007, the Committee established performance targets, which varied based on individual responsibilities, that included the following:  i) growth and expansion of existing service territories; ii) margin growth; iii) implementation of strategic rate, regulatory and environmental initiatives; iv) continuing enhancement of communications and leadership initiatives; and v) long-term strategic initiatives.  In addition, the Committee established, for each executive officer, an aggressive earnings per share target, or an aggressive target income range or return for a designated segment, as appropriate for each executive’s role and responsibilities.  For 2007, the target for Messrs. Schimkaitis and McMasters, and Mrs. Cooper was a pre-determined earnings per share target.  For Messrs. Thompson and Zola, the earnings target was based upon a pre-tax return for our natural gas segment, and pre-tax, pre-interest operating income for the Company’s Delmarva propane distribution operation, respectively.

Cash incentives are earned by the executive officer upon the successful attainment of his or her pre-established goals and the extent to which the relevant income or return target meets or exceeds the respective pre-established targets, adjusted by applying a payout factor.  For 2007, the following were the target bonus award opportunities and goals weighting criteria.

		Goals Weighting
	Annual Cash Bonus Opportunity of Base Salary[1] (%)	Individual Performance (%)	Earnings Per Share or Target Income/Return for Segment (%)
John R. Schimkaitis	40	10	90
Michael P. McMasters	30	20	80
Stephen C. Thompson	25	50	50
S. Robert Zola	30	25	75
Beth W. Cooper	25	25	75

[1]The payout opportunity ranges from 50 percent to 150 percent, generating an overall cash incentive opportunity of 12.5 percent to 60 percent.

The Committee determined that for 2007 the achievement of the performance goals ranged from 82 percent to 95 percent depending upon the individual, and in the case of each executive officer, the respective earnings target was achieved to some degree.  For Messrs. Schimkaitis and McMasters, as well as Mrs. Cooper, the Company’s 2007 earnings per share exceeded the upper limit of the earnings per share range and resulted in a 150 percent bonus factor.  In regards to Mr. Thompson, the actual 2007 pre-tax return on average investment for the utility operations translated into a 77 percent bonus factor.  Mr. Zola’s 2007 bonus factor related to earnings was 150 percent as a result of the Delmarva propane distribution operation’s performance.  Additionally, based upon 2007’s results, Mr. Zola was entitled to an additional award of 10 percent of the pre-tax, pre-interest earnings above the upper limit of the designated earnings range.

Amounts earned by the named executive officers for 2007 performance have been reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

  For 2008, the Compensation Committee on January 23, 2008 determined that the range of payouts (12.5 percent to 60 percent) as a percentage of base salary and the types of performance targets should remain the same.  For 2008, the earnings target for Messrs. Schimkaitis and McMasters, and Mrs. Cooper will remain earnings per share.  For Messrs. Thompson and Zola, the earnings target will also remain a pre-tax return on investment target for our natural gas segment, and a pre-tax, pre-interest operating income target for the Company’s Delmarva propane distribution operation, respectively.  The Committee established the earnings targets under the Cash Bonus Incentive Plan associated with the 2008 annual bonus awards.

For 2008, the goals weighting remained the same except for Mr. Schimkaitis whose individual performance component has been increased to 20 percent for 2008, with the earnings per share component being decreased to 80 percent, accordingly.

Equity Incentives.  Each executive officer participates in our equity incentive program and is entitled to receive equity awards pursuant to our Performance Incentive Plan (the “PIP”).

2007 Award Opportunity.  In November of 2006, for the upcoming fiscal year, the Committee established equity incentives to be paid in the form of restricted stock for the following executive officers:  Mr. Schimkaitis - 10,800; Mr. McMasters - 5,760; Mr. Thompson - 4,000; Mr. Zola - 3,200; and Mrs. Cooper - 3,600.  Each executive officer was entitled to earn the entire allotment of performance shares at the end of the performance period, or a portion thereof, depending on the extent to which pre-established performance goals were achieved by the Company.  For the performance period of January 1, 2007 to December 31, 2007, Messrs. Schimkaitis and McMasters, and Mrs. Cooper were each entitled to receive 25 percent of the target award if the Company achieved performance goals relative to total return to stockholders as measured by the performance of the Company’s stock price (including the reinvestment of dividends) in relation to the average total return to stockholders for a pre-defined group of industry peers, 25 percent of the target award if pre-established strategic goals were achieved, and 50 percent of the target award if the Company achieved a pre-established earnings per share target.  A maximum award opportunity was available for Messrs. Schimkaitis and McMasters, and Mrs. Cooper for the attainment of the upper limit of the earnings per share range.  Messrs. Thompson and Zola were each entitled to receive 30 percent of the target award if the Company achieved performance goals relative to total return to stockholders as measured by the performance of the Company’s stock price (including the reinvestment of dividends) in relation to the average total return to stockholders for a pre-defined group of industry peers.  Mr. Thompson is entitled to the remaining 70 percent of his target award if the Company’s natural gas segment achieves the established target average pre-tax return on investment for the three-year period of January 1, 2006 to December 31, 2008.  Mr. Zola is entitled to the remaining 70 percent of his target award if the Company’s Delmarva propane distribution operation meets or exceeds the established target earnings before interest and taxes for the three-year period of January 1, 2006 to December 31, 2008.  The performance metrics focus the management team on the achievement of those Company level and business unit level goals likely to enhance stockholder return.  Because at least 25 percent of the executive officers’ potential award is based upon total stockholder return, management has direct exposure to downside equity performance.

The Compensation Committee has historically established equity awards in the month of November preceding the year for which the awards apply.  In February of the year succeeding the respective award year, the Compensation Committee reviews, and if appropriate, approves the awards to be issued.  Generally, the Audit Committee has reviewed the Company’s financial results, including the earnings per share and respective business unit income amounts, for the respective award year prior to the issuance of these awards.  There were no grants made in November 2007 for 2008 because the Compensation Committee was in the process of designing the new multi-year, long-term performance plan described below.

The Committee reviews actual performance results against the established goals and objectives when assessing the extent to which the respective performance targets have been achieved.  The Committee considers the overall likelihood of achieving the respective goal for the Company and any significant circumstances that would have altered the achievement of such goal.  The Committee then determines the overall assessment for each executive officer in relation to his or her targets and establishes individual payouts and determines an applicable percentage of the target award to be paid based on the assessment.

2007 Awards Earned.  The Committee determined that for 2007 for Messrs. Schimkaitis and McMasters, as well as Mrs. Cooper, the pre-established performance goals were achieved as follows: 25 percent of the target award was earned based upon the Company’s actual return to stockholders, relative to the average return to stockholders for the pre-defined peer group; 21 percent (out of a total 25 percent) of the target award associated with the achievement of pre-established strategic goals was achieved; and 50 percent of the target award was earned at the maximum level (125 percent of the 50 percent, or 62.5 percent) based upon achieving the maximum earnings per share threshold.

In addition, based upon actual results, Messrs. Thompson and Zola earned 30 percent of their target award as a result of the Company’s actual return to stockholders, relative to the average return to stockholders.

Further, in terms of Messrs. Thompson and Zola, as a result of the Compensation Committee’s decision to move to a multi-year, long-term performance plan, the Compensation Committee considered the actual performance for the January 1, 2006 to December 31, 2008 performance period on a pro-rata basis, for the two-year performance period January 1, 2006 to December 31, 2007.  In regards to the earnings related targets, Messrs. Thompson and Zola earned 94 percent and 100 percent, respectively, of the multi-year, long-term award for the pro-rata performance period.

Amounts earned by the named executive officers in 2007 related to the equity incentives have been reflected in the Stock Awards column in the Summary Compensation Table.

New Long-Term Performance Plan.  As discussed above, in reviewing the Company’s overall executive compensation program, Buck recommended that the Committee consider the adoption of a multi-year, long-term performance period for the equity incentive component to replace the one-year performance period.  The Committee considered the recommendation of Buck and in January 2008 adopted a multi-year, long-term performance plan to be used in conjunction with the award of equity incentives.  The multi-year plan will provide incentives based upon the achievement of long-term goals, development and success of the Company, while the annual cash plan will continue to be focused on short-term goals.  The objective of the long-term performance plan is to reward the executive officers for improving stockholder value by achieving growth in earnings while investing in the future growth of both the regulated and unregulated business units of the Company.  In light of this objective, the Committee focused on the following three objectives in the design of the plan: i) maximizing stockholder value; ii) growth in long-term earnings; and iii) earnings performance.  Maximizing stockholder value is a primary objective of the Company and accordingly, the Committee designated total stockholder return to account for 30 percent of the potential award.  The Company’s total stockholder return over the relevant performance period will be compared to the average total stockholder return of companies included in the Edward Jones Natural Gas Distribution Group1, a composite group of selected gas distribution utilities whose performance is benchmarked by Edward Jones.  Because of the capital intensive nature of the Company’s business, long-term earnings growth is dependent upon an increase in assets.  The Company’s total capital expenditures as a percentage of total capitalization as compared to the Edward Jones Natural Gas Distribution Group for the relevant performance period will be designated by the Compensation Committee to represent 35 percent of the potential award.  Finally, average return on equity, a gauge of earnings performance, compared to pre-determined return on equity targets set by the Committee was designated to account for the remaining 35 percent of a potential award.

1 The peer group presently includes some but not all of the companies in the peer group used for benchmarking.  The Committee chose to use this peer group for performance metrics comparison because the business operations of these companies are more closely aligned with those of the Company than the compensation benchmarking peer group.  The peer group includes AGL Resources, Inc., Atmos Energy Corporation, Corning Natural Gas Corporation, Delta Natural Gas Company, Inc., EnergySouth, Inc., Energy West, Inc., The Laclede Group, Inc., New Jersey Resources Corp., Northwest Natural Gas Company, Piedmont Natural Gas Company, Inc., RGC Resources, Inc., South Jersey Industries, Inc. and WGL Holdings, Inc.

Participants under the plan are granted performance shares in the beginning of the applicable performance period.  The number of performance shares earned will range from 0 to 125 percent of the performance shares granted depending on actual performance as compared to the performance goals.  To transition to the long-term performance plan, in January 2008, the Committee made one grant for the 2008-2009 performance period and one grant for the 2008-2010 performance period.  The 2008-2009 award equates to double an annual award amount, to transition the Company to an award payout beyond one year.

The grants made to each named executive officer are as follows:

	2008-2009 Performance Period				2008-2010 Performance Period
Named Executive Officer	Minimum	Threshold	Target	Maximum	Minimum	Threshold	Target	Maximum
John R. Schimkaitis	0	9,600	19,200	24,000	0	4,800	9,600	12,000
Michael P. McMasters	0	5,120	10,240	12,800	0	2,560	5,120	6,400
Stephen C. Thompson	0	4,000	8,000	10,000	0	2,000	4,000	5,000
S. Robert Zola	0	3,200	6,400	8,000	0	1,600	3,200	4,000
Beth W. Cooper	0	3,200	6,400	8,000	0	1,600	3,200	4,000

All Other Compensation.  In addition to the primary components of the compensation program, we offer certain other benefits to the named executive officers.  During 2007, the Company provided each executive officer with a Company-owned vehicle.  The aggregate incremental cost of the personal use of such vehicle is calculated by summing the depreciation, insurance, and fuel reported on the respective executive officer’s Form W-2 filed with the Internal Revenue Service. We also provide each employee who participates in the qualified 401(k) Retirement Savings Plan, including the named executive officers, matching contributions based upon a graduated schedule that considers age and years of service.  This is the same benefit available to other employees of the Company.  We provide matching contributions to the named executive officer’s nonqualified 401(k) Supplemental Executive Retirement Plan, to enable the Company’s officers to make pre-tax deferrals of compensation to the extent contributions are limited by the Internal Revenue Service under the qualified 401(k) Retirement Savings Plan.  On behalf of each executive, the Company also pays an annual premium to provide each executive with term life insurance.  The aggregate value of these benefits for each executive officer is more than $10,000 and, consistent with the rules of the SEC, is reflected in the All Other Compensation column of the Summary Compensation Table.

Compliance with Internal Revenue Code Section 162(m).  Internal Revenue Code Section 162(m) precludes any public corporation from taking a deduction for federal income tax purposes of compensation in excess of $1 million paid in any taxable year to its Chief Executive Officer or to any one of its four other most highly compensated executive officers.  Compensation that qualifies as "performance-based compensation" within the meaning of Section 162(m) is exempted from the deduction limit.  Awards under the PIP will qualify as "performance-based compensation" that is exempt from the deduction limit in Section 162(m).  Awards under our annual Cash Bonus Incentive Plan will not qualify as "performance-based compensation."  Even though the awards under the Cash Bonus Incentive Plan do not qualify under Section 162(m), we do not anticipate that compensation paid to any of the executive officers in 2008 will exceed the $1 million deduction limit.

Stock Ownership Guidelines.  In 2006, the Corporate Governance Committee approved stock ownership guidelines for the following corporate officer positions:  Chief Executive Officer - 30,000 shares; Chief Operating Officer - 10,000 shares; Senior Vice President - 7,500 shares; and Vice President - 5,000 shares.  Each executive officer has five years from December 7, 2006 or his or her date of hire or promotion into the role, whichever is later, to meet these ownership requirements. The Committee believes that ownership in the Company’s common stock by executive officers demonstrates a commitment to the long-term profitability of the Company and aligns management’s interest with those of stockholders.  The Corporate Governance Committee is responsible for the development, oversight and monitoring of executive officer stock ownership guidelines.  All of the named executive officers meet their applicable threshold guideline.

 Employment Agreements.  The Company has entered into employment agreements with Messrs. Schimkaitis, McMasters, Thompson and Zola and Mrs. Cooper.  These agreements provide for certain benefits if an executive officer’s employment with the Company is voluntarily or involuntarily terminated.

Under each agreement, the respective executive officer is entitled to receive annually his or her base compensation, which may be increased or decreased from time to time, provided that any decreases may be permitted only on a good faith basis and with reasonable justification. Upon a change in control, the executive officer’s base compensation will be increased on an annual basis on the anniversary of the execution of the employment agreement to an amount no less than his or her current base compensation multiplied by the increase in the preceding calendar year of the Consumer Price Index, but in no event can his or her base compensation be decreased.

In addition to base compensation, each employment agreement provides that the respective executive officer shall be entitled to participate in all bonus, incentive compensation and performance-based compensation plans; all profit-sharing, savings and retirement benefit plans; all insurance, medical, health and welfare plans; all vacation and other employee fringe benefit plans; and other similar policies, plans or arrangements of the Company; all on a basis that is commensurate with his or her position and no less favorable than those generally applicable or made available to other executives of the Company.

All of the employment agreements also include covenants effective during the course of employment and upon the termination of the agreement that protect the goodwill and other business interests of the Company, including provisions related to confidentiality of information; non-solicitation of employees; non-solicitation of third parties; non-competition; post-termination cooperation; and non-disparagement. The non-solicitation and non-competition covenants shall remain effective for one year following termination of employment, or if the respective named executive officer resigns for reasons related to certain acts of the Company after a change in control, for 15 months thereafter. In the event that any of these covenants are violated, payments to the executive officer would not be reduced.  The Company is, however, entitled to seek appropriate legal remedies.

No amendments to the employment agreements were made during 2007.

Without Cause or Good Reason; Death.  Pursuant to his or her respective employment agreement, each of the named executive officers will receive severance benefits equal to one year of his or her base salary if the executive officer is terminated without “cause”, terminates his or her employment with “good reason” or in the event of death. Based upon a hypothetical termination date of December 31, 2007 under any one of these scenarios, the severance benefits for our executive officers would have been as follows:

John R. Schimkaitis	$375,000
Michael P. McMasters	$256,000
Stephen C. Thompson	$253,000
S. Robert Zola	$140,000
Beth W. Cooper	$155,000

According to the employment agreements, “cause” will be deemed to exist where the executive officer has been convicted of a crime involving moral turpitude, has stolen from the Company, has violated his or her non-competition or confidentiality obligations, or, following a cure period, has been grossly negligent in the fulfillment of his or her responsibilities.  “Good reason” generally will exist where an employee’s position or compensation has been decreased by the Company acting in good faith (other than as part of a company-wide compensation reduction).

Change in Control.  The employment agreements include change in control provisions, which are designed to help retain the executive officers in the event of a change in control of the Company.   The Board of Directors believes that these provisions are appropriate to address the uncertainties and potential distractions resulting from any threatened or actual change in control.  In accordance with the agreements, a change in control is deemed to have occurred upon one of several events involving the acquisition of ownership of the stock of the Company, the replacement of a majority of the members of the Company’s Board of Directors, or the acquisition of significant assets from the Company.

Under the employment agreements, as a result of a termination without “cause” or a resignation for reasons related to certain acts of the Company, in either case following a change in control, each of Messrs. Schimkaitis, McMasters and Thompson is, subject to the limitations described below, entitled to severance payable in a single lump sum in cash based on the sum of the following amounts:  (i) his current monthly base compensation, adjusted annually by the Consumer Price Index as described above, multiplied by 36; (ii) the average of the cash and equity incentive awards paid to him over the prior three calendar years, multiplied by three; and (iii) a payment equal to the value of the benefits foregone over 36 months as a result of the termination, including the present value of additional Company contributions that would have been made to savings and deferred compensation plans over the period.  As a result of a termination without cause or a resignation for reasons related to certain acts of the Company, in either case following a change in control, Mr. Zola and Mrs. Cooper are each, subject to the limitations described below, entitled to severance payable in a single lump sum in cash based on the sum of the following amounts:  (i) his or her current monthly base compensation, multiplied by 24; (ii) the average of the cash and equity incentive awards paid to him or her over the prior three years, multiplied by two; and (iii) a payment equal to the value of the benefits foregone over 24 months as a result of the termination, including the present value of additional Company contributions that would have been made to savings and deferred compensation plans over the period.  In the event of a change in control, we also continue health and other insurance benefits for the remainder of the term of the employment agreement and all unearned equity compensation is immediately earned.  In addition, executive officers that are terminated without “cause” or who resign for “good reason” after a change in control are entitled to receive any benefits that they otherwise would have been entitled to receive under our qualified 401(k) Retirement Savings Plan and nonqualified 401(k) Supplemental Executive Retirement Plan, as of the date of termination, although these benefits are not increased.

The total severance amount payable to an executive officer following a change in control is capped at one dollar less than the amount that would be subject to Internal Revenue Code Section 280G so that no excise tax would be levied on the executive officer nor would there be any loss of tax deductibility to the Company as a result of making the severance payment to the executive officer.  If the severance as computed exceeds this limitation, the amount payable will be unilaterally reduced to the amount necessary to avoid exceeding the limitations under Internal Revenue Code Section 280G.

Based upon a hypothetical termination date of December 31, 2007, under the terms and conditions of the employment agreements, estimated payments or benefits in connection with a change in control, using $31.85, the closing market price per share of our common stock on December 31, 2007, would have been as follows:

	John R. Schimkaitis	Michael P. McMasters	Stephen C. Thompson	S. Robert Zola	Beth W. Cooper

Base Salary (Based upon severance multiple)	$ 1,125,000	$ 768,000	$ 759,000	$ 280,000	$ 310,000
Annual Cash Bonus (Based upon severance multiple)[1]	$ 408,461	$ 222,749	$ 165,059	$ 53,174	$ 92,096
Equity Incentive Compensation (Based upon severance multiple)[2]	$ 645,119	$ 344,064	$ 233,471	$ 155,647	$ 46,293
Healthcare and other insurance benefits[3]	$ 42,059	$ 40,702	$ 40,645	$ 21,007	$ 21,424
Retirement Plan benefits[4]	$ 210,745	$ 115,762	$ 103,326	$ 41,276	$ 41,355
Unpaid Annual Cash Bonus[5]	$ 222,750	$ 111,744	$ 60,000	$ 125,443	$ 57,399
Unpaid Equity Incentive Compensation[6]	$ 331,240	$ 176,672	$ 198,744	$ 173,264	$ 110,424
Total	$ 2,985,374	$1,779,693	$1,560,245	$849,811	$ 678,991

[1] For each executive officer, the average of the cash incentives under the Cash Bonus Incentive Plan for the fiscal years 2004-2006, multiplied by the respective severance multiple.
[2] For each executive officer, represents the average of the equity incentives under the PIP for the fiscal years 2004-2006, multiplied by the respective severance multiple.
[3] Based upon the expected healthcare cost per employee for 2007, as provided by the Company's administrator, as well as the term life insurance paid by the Company, and continued coverage for life, accidental death and dismemberment, and long-term disability insurance.

[4] Based upon the respective matching contribution levels forgone for each respective executive officer (based upon age and years of service) under the Company’s qualified 401(k) Retirement Savings Plan and nonqualified 401(k) Supplemental Executive Retirement Plan.

[5] For each executive officer, represents the 2007 cash incentive under the Cash Bonus Incentive Plan.
[6] For Messrs. Schimkaitis and McMasters, and Mrs. Cooper, these values represent the performance share amounts approved by the Compensation Committee on February 19, 2008 and the December 31, 2007 closing price of $31.85 per share.  For Messrs. Thompson and Zola, the values include 2,240 of the shares granted on January 3, 2006 for the performance period of January 1, 2006 to December 31, 2008, also valued at $31.85 per share.  These shares would be immediately earned upon a change in control.  Also, for 2007, the values include 2,800 and 2,240 shares respectively for Messrs. Thompson and Zola, respectively, granted on January 3, 2007 for the same performance period, also valued at $31.85 per share.

Upon a change in control, each executive officer would also be entitled to receive the amounts credited to his or her deferred cash and stock unit accounts under the Deferred Compensation Program, in the form of a lump sum payment.  Under the Supplemental Executive Retirement Plan, each executive officer would likewise be entitled to a lump sum payment equal to the value in his or her account upon a change in control.

EXECUTIVE COMPENSATION

Summary Compensation Table.  The following table sets forth information concerning the compensation earned for the fiscal year ended December 31, 2007 by the Chief Executive Officer, Chief Financial Officer, and the three additional most highly compensated executive officers employed by the Company at year-end (collectively the “named executive officers”).  In determining the individuals to be included in this table, we considered the roles and responsibilities, as well as total compensation (reduced by the change in pension value and nonqualified deferred compensation earnings), for all officers of the Company for the fiscal year ended December 31, 2007.

2007 Summary Compensation Table
	Year	Salary ($)	Bonus[2] ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation[7] ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
John R. Schimkaitis[1] President, Chief Executive Officer and Director	2007	371,875	0	343,200	[3]	222,750		69,565	[9,10]	83,006	[13]	1,090,396
	2006	356,250	0	208,320	[4]	166,219		53,001	[11,12]	77,514	[14]	861,304
Michael P. McMasters Senior Vice President and Chief Financial Officer	2007	253,917	0	183,051	[3]	111,744		60,671	[9,10]	60,464	[13]	669,847
	2006	244,000	0	111,104	[4]	84,133		13,036	[11,12]	43,519	[14]	495,792
Stephen C. Thompson Senior Vice President	2007	250,917	0	205,920	[5]	60,000		59,769	[9,10]	35,716	[13]	612,322
	2006	241,000	0	0		57,733		11,573	[11,12]	36,364	[14]	346,670
S. Robert Zola President of Sharp Energy, Inc.	2007	138,958	0	179,520	[6]	125,443	[8]	321	[10]	21,918	[13]	466,160
	2006	133,750	0	0		9,888		729	[12]	24,981	[14]	169,348
Beth W. Cooper Vice President, Treasurer and Corporate Secretary	2007	149,792	0	114,411	[3]	57,399		19,305	[9,10]	35,416	[13]	376,323
	2006	128,750	0	69,440	[4]	38,211		3,223	[11,12]	31,852	[14]	271,476

[1]	Mr. Schimkaitis received no additional compensation for serving as a director of the Company.

[2]	No bonus was paid to a named executive officer except as part of a non-equity incentive plan.

[3]
The restricted stock awards are valued based upon the grant date fair value computed in accordance with FAS 123R based upon an estimated market price of $33.00 per share as of December 31, 2007, multiplied by the number of shares awarded to each executive officer by the Compensation Committee on February 19, 2008.  These shares are granted under our PIP and are fully vested.  The shares were subsequently issued to the executives at a price per share of $30.585.  A discussion of the assumptions used in calculating the values may be found in Note L to our 2007 audited financial statements in the Form 10-K on page 52.

The following number of shares of restricted stock were awarded to the named executive officers under our PIP based on performance results for the award period of January 1, 2007 to December 31, 2007: Mr. Schimkaitis – 10,400 shares; Mr. McMasters – 5,547 shares; and Mrs. Cooper – 3,467 shares.  The shares may not be sold for a three-year period beginning February 20, 2008.  During this three-year period, the holder is entitled to receive all dividends paid on the shares.

[4]
The restricted stock awards are valued based upon the grant date fair value computed in accordance with FAS 123R based upon an estimated market price of $31.00 per share as of December 31, 2006, multiplied by the number of shares awarded to each executive officer by the Compensation Committee on February 20, 2007.  These shares are granted under our PIP and are fully vested.  These shares were subsequently awarded to the executives at a price per share of $30.89.  A discussion of the assumptions used in calculating the values may be found in Note L to our 2006 audited financial statements in the Form 10-K on page 71.

The following number of shares of restricted stock were awarded to the named executive officers under our PIP based on performance results for the award period of January 1, 2006 to December 31, 2006: Mr. Schimkaitis – 6,720 shares; Mr. McMasters – 3,584 shares; and Mrs. Cooper - 2,240 shares.  The shares may not be sold for a three-year period beginning March 1, 2007.  During this three-year period, the holder is entitled to receive all dividends paid on the shares.

[5]
Mr. Thompson is eligible to participate in the new long-term performance plan described in the Compensation Discussion & Analysis herein.  As a result of his participation in this new plan, the Compensation Committee terminated Mr. Thompson’s previous 2006-2008 bonus plan.  After review of Mr. Thompson’s performance and whether he achieved the established average pre-tax return on investment for the Company’s natural gas segment for the pro-rated portion of the January 1, 2006 to December 31, 2008 award period, the Committee determined that Mr. Thompson is entitled to 5,040 shares.  Based upon total stockholder return, Mr. Thompson also earned the 1,200 shares associated with 2007’s performance.

[6]
Mr. Zola is eligible to participate in the new long-term performance plan described in the Compensation Discussion & Analysis herein.  As a result of his participation in this new plan, the Compensation Committee terminated Mr. Zola’s previous 2006-2008 bonus plan.  After review of Mr. Zola’s performance and whether he achieved the established target earnings before interest and taxes amount for the Delmarva propane distribution operation for the pro-rated portion of the January 1, 2006 to December 31, 2008 award period, the Committee determined that Mr. Zola is entitled to 4,480 shares.  Based upon total stockholder return, Mr. Zola also earned the 960 shares associated with 2007’s performance.

[7]	Payment for performance was made in March of 2008 and 2007, respectively, under the Cash Bonus Incentive Plan.

[8]
The Company has a 10 percent sharing arrangement with Mr. Zola for any excess above the upper limit of the pre-tax, pre-interest operating income target for Sharp Energy Delmarva.  The amount reflected in the Non-Equity Incentive Plan Compensation column includes $65,278 that Mr. Zola earned in accordance with this arrangement.

[9]
The present value of the accrued pension benefits has been calculated using the same assumptions as for the FAS 158 disclosures, including a 5.50 percent discount rate as of December 31, 2007.  The present value increased for each of Messrs. Schimkaitis, McMasters and Thompson and Mrs. Cooper in the Pension Plan and for each of Messrs. Schimkaitis, McMasters, and Thompson in the Executive Excess Retirement Plan from December 31, 2006 to December 31, 2007.

[10]
Dividends on deferred stock units (which are settled on a one for one basis in shares of common stock) are the same as dividends paid on the Company’s outstanding shares of common stock.  Compensation deferred under the nonqualified 401(k) Supplemental Executive Retirement Plan earned the returns by fund shown on page 30.  Accordingly, the above-market earnings for each named executive officer were as follows:  Mr. Schimkaitis - $673; Mr. Thompson - $2,038 and Mr. Zola - $321.  The above-market earnings can vary based upon the dollars under investment, the fund mix, and the funds’ results.

[11]
The present value of the accrued pension benefits has been calculated using the same assumptions as for the FAS 158 disclosures, including a 5.50 percent discount rate as of December 31, 2006.  The present value increased for each of Messrs. Schimkaitis, McMasters and Thompson and Mrs. Cooper in the Pension Plan and for each of Messrs. Schimkaitis, McMasters, and Thompson in the Executive Excess Retirement Plan from December 31, 2005 to December 31, 2006 before changing the discount rate (previously 5.25 percent), since each person is one year closer to receiving the benefit.  When the discount rate was increased to 5.50 percent as of December 31, 2006, all of the present values decreased.  Depending on the age of the executive officer and the plan, the net change in the present value from 2005 to 2006 was generally a positive number.  However, the net present value decreased slightly for Messrs. McMasters and Thompson in the Executive Excess Retirement Plan (which, unlike the Pension Plan, does not assume pre-retirement mortality).

[12]
Dividends on deferred stock units (which are settled on a one for one basis in shares of common stock) are the same as dividends paid on the Company’s outstanding shares of common stock.  Compensation deferred under the nonqualified 401(k) Supplemental Executive Retirement Plan earned the returns by fund shown on page 30.  Accordingly, the above-market earnings for each named executive officer were as follows:  Mr. Schimkaitis - $12,503; Mr. McMasters - $4,489; Mr. Thompson - $6,004; Mr. Zola - $729; and Mrs. Cooper - $2,664.  The above-market earnings can vary based upon the dollars under investment, the fund mix, and the funds’ results.

[13]	The following table includes payments that were made by the Company on behalf of the executive officers in 2007:

Name	Qualified and Nonqualified 401(k) Plan Matching Contributions ($)	Term Life Insurance Premiums ($)	Vehicle Allowance ($)
John R. Schimkaitis	64,425	848	17,733
Michael P. McMasters	34,825	845	24,794
Stephen C. Thompson	30,082	843	4,791
S. Robert Zola	12,346	472	9,100
Beth W. Cooper	16,920	511	17,985

[14]	The following table includes payments that were made by the Company on behalf of the executive officers in 2006:

Name	Qualified and Nonqualified 401(k) Plan Matching Contributions ($)	Term Life Insurance Premiums ($)	Vehicle Allowance ($)
John R. Schimkaitis	58,800	930	17,784
Michael P. McMasters	23,100	905	19,514
Stephen C. Thompson	28,061	894	7,409
S. Robert Zola	14,599	496	9,886
Beth W. Cooper	16,928	477	14,447

Grants of Plan-Based Awards.  The following table reflects, for each named executive officer, dollar amounts for annual cash incentive awards and the number of restricted stock awards established by the Compensation Committee on November 29, 2006, including the threshold (minimum amount payable for a certain level of performance), target (amount payable if the targets are reached), and maximum (maximum payout possible) award levels.  The awards could be earned if certain performance targets are achieved for the award period of January 1, 2007 to December 31, 2007.  On February 19, 2008, the Compensation Committee met and issued the awards specified in the Compensation Discussion and Analysis on pages 19 and 20 herein.

Grants of Plan-Based Awards
Name	Grant Date[1]	Date of Compensation Committee Action[2]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[3]			Estimated Future Payouts Under Equity Incentive Plan Awards[4,5]			Grant Date Fair Value of Stock Awards[6] ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
John R. Schimkaitis
	1/3/2007	11/29/2006	75,000	150,000	225,000				n/a
	1/3/2007	11/29/2006				2,400	9,600	10,800	$ 293,664
Michael P. McMasters
	1/3/2007	11/29/2006	38,400	76,800	115,200				n/a
	1/3/2007	11/29/2006				1,280	5,120	5,760	$ 156,621
Stephen C. Thompson
	1/3/2007	11/29/2006	31,625	63,250	94,875				n/a
	1/3/2006	11/30/2005				-	2,240	2,240	$ 68,544
	1/3/2007	11/29/2006				-	2,800	2,800	$ 85,652
	1/3/2007	11/29/2006				1,000	1,200	1,200	$ 36,708
S. Robert Zola[7]
	1/3/2007	11/29/2006	21,000	42,000	63,000				n/a
	1/3/2006	11/30/2005				-	2,240	2,240	$ 68,544
	1/3/2007	11/29/2006				-	2,240	2,240	$ 68,522
	1/3/2007	11/29/2006				800	960	960	$ 29,366
Beth W. Cooper
	1/3/2007	11/29/2006	19,375	38,750	58,125				n/a
	1/3/2007	11/29/2006				800	3,200	3,600	$ 97,888

[1] The Compensation Committee set the award levels in November of the year preceding the performance period and set the grant date as the first day of the performance period.
[2] The Compensation Committee established an award opportunity for 2007 for each of the executive officers on November 29, 2006, with a grant date of January 1, 2007.  On the same date, the Compensation Committee also established an award opportunity for Messrs. Thompson and Zola for the performance period January 1, 2006 to December 31, 2008.

[3] These columns show the range of payouts targeted for 2007 performance under the Cash Bonus Incentive Plan as described under Cash Incentives in the Compensation Discussion and Analysis.
[4] These columns show the range of payouts targeted for 2007 performance under the PIP as described under Equity Incentives in the Compensation Discussion and Analysis.  The dollar amounts recognized by the Company for the 2007 performance awards that were earned are shown in the Summary Compensation Table in the Stock Awards column and their valuation assumptions are referenced in footnotes 3, 5 and 6 to that table.

[5] The Compensation Committee, on November 30, 2005, approved an award opportunity for Messrs. Thompson and Zola, to earn 2,240 shares of the Company's stock if certain return and income targets are met for the three-year period January 1, 2006 to December 31, 2008.

   Also, on November 29, 2006, the Compensation Committee established award opportunities for Messrs. Thompson and Zola, where 30 percent of the award is based upon 2007 performance and 70 percent of the award is based upon the performance of their respective business units for the three-year period January 1, 2006 to December 31, 2008.

[6] Based on the average high and low prices of the Company's stock on the respective grant date, which because January 1 and January 2 were federal holidays, was valued as of the following business day.  The average price on this day was $30.59.  The grant date fair value has been calculated in accordance with FAS 123R.

7   In addition to the award established pursuant to the Cash Bonus Incentive Plan, Mr. Zola is entitled to receive 10 percent of Earnings Before Interest and Taxes after exceeding the upper Earnings Before Interest and Taxes target as determined by the Compensation Committee.

Outstanding Equity Awards.  The following table shows outstanding equity awards for each named executive officer at December 31, 2007.  These awards are described under Equity Incentives in the Compensation Discussion and Analysis.
Outstanding Equity Awards at Fiscal Year-End 2007
	Stock Awards[1,2]
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
John R. Schimkaitis	9,600	$305,760	[4]
Michael P. McMasters	5,120	$163,072	[4]
Stephen C. Thompson	6,240	$198,744	[5,6]
S. Robert Zola	5,440	$173,264	[5,6]
Beth W. Cooper	3,200	$101,920	[4]

[1]	No awards have been transferred.

[2]	Stock awards were established by the Compensation Committee in November prior to the performance period, with a grant dateas of the first day of the performance period, January 1.

[3]	The share amount shown represents the target award levels as the prior year’s awards exceeded the threshold level.

[4]
The market value represents the unearned shares multiplied by $31.85, the closing market price per share of the Company’s common stock on December 31, 2007.  These shares were earned to the extent that certain performance targets were achieved for the award period of January 1, 2007 to December 31, 2007.

[5]
The market value represents the unearned shares multiplied by $31.85, the closing market price per share of the Company’s common stock on December 31, 2007.  Messrs. Thompson and Zola may earn 5,040 shares and 4,480 shares, respectively, if certain performance targets are achieved for the performance period of January 1, 2006 to December 31, 2008.  The remaining 1,200 shares and 960 shares to Messrs. Thompson and Zola, respectively, are earned to the extent that certain performance targets were achieved for the performance period of January 1, 2007 to December 31, 2007.

[6]
In moving to a multi-year, long-term performance plan, the Committee subsequently decided to consider the actual performance for the January 1, 2006 to December 31, 2008 performance period on a pro-rata basis, for the two-year period ending December 31, 2007.  Accordingly, a pro-rata portion of the 5,040 and 4,480 shares could be earned by Messrs. Thompson and Zola, respectively.

 Stock Vested During 2007.  The following table shows the shares of restricted stock that were issued to the named executive officers in 2007. The shares issued were based upon the attainment of certain performance targets in 2006.

Stock Vested During 2007
Name	Number of Shares Acquired during the most recent fiscal year upon the vesting of restricted stock (#)	Value Realized on Vesting[2,3] ($)
John R. Schimkaitis	6,720	$207,581
Michael P. McMasters[1]	3,584	$110,710
Stephen C. Thompson	0	$0
S. Robert Zola	0	$0
Beth W. Cooper[1]	2,240	$69,194

[1]
Mr. McMasters and Mrs. Cooper did not receive the shares of restricted stock; instead, pursuant to a deferral election, the shares were credited to their deferred stock subaccount under the Deferred Compensation Program in the form of deferred stock units.

[2]
The value realized represents the weighted average market price on February 20, 2007, the date the Compensation Committee approved the issuance of the shares associated with the awards.  The price per share was $30.89.

[3]	The shares awarded and corresponding value realized, reflect shares received in February 2007 by each named executive officer pursuant to the PIP for the 2006 performance period.

Pension Plan.  We maintain a tax-qualified defined benefit Pension Plan that was previously available to all eligible employees; however, as of December 31, 1998, no new participants were permitted to participate in the Pension Plan.  The Pension Plan was also amended to allow all participants as of that date to make a one-time election to either (i) continue participation in the Pension Plan; or (ii) leave the Pension Plan and receive their vested benefit and an increase in the rate of matching contributions by the Company in our existing qualified 401(k) Retirement Savings Plan.  Messrs. Schimkaitis, McMasters and Thompson, and Mrs. Cooper elected to continue to participate in the Pension Plan.  Mr. Zola joined the Company after December 31, 1998 and therefore was not eligible to participate in the Pension Plan.  As of December 31, 1998, all benefits not paid out under the Pension Plan were 100 percent vested.

Effective January 1, 1995, we adopted a nonqualified Executive Excess Retirement Plan to pay pension benefits that are earned, pursuant to the Pension Plan, but not payable due to limits imposed by the Internal Revenue Service.  The Internal Revenue Code of 1986, as amended, generally limits the annual benefits that may be paid under the Pension Plan and limits the amount of annual compensation that may be taken into account in determining final average earnings as described below.

Effective January 1, 2005, the Pension Plan and the Executive Excess Retirement Plan were each amended to (i) freeze any further benefit accruals after December 31, 2004; and (ii) increase the years of credited service for each participant by the lesser of (a) two years or (b) such additional credited service as would increase the participant's years of credited service to 35.  In addition, the Plans were further amended to provide for a lump sum distribution option at retirement under the qualified Pension Plan for active employees as of December 31, 2004. The Executive Excess Retirement Plan was amended to restrict lump sum distributions of benefits to amounts of $5,000 or lower at retirement.

Because the Pension Plan is now frozen, the annual benefits that may be paid and the amount of annual compensation that will be considered in connection with the Executive Excess Retirement Plan benefits provided to Messrs. Schimkaitis, McMasters and Thompson are based on limitations for 2004 which are $165,000 and $205,000, respectively.  Mr. Zola and Mrs. Cooper do not participate in the Executive Excess Retirement Plan.  The liability and expense for this Plan is discussed in our Annual Report on Form 10-K (Note K) for the year ended December 31, 2007.

The following table sets forth the actuarial present value of each named executive officer’s total accumulated benefit under the Pension Plan and Executive Excess Retirement Plan.  Because the Plans were frozen effective January 1, 2005, the calculation of benefits will be based on average earnings for the highest five consecutive years of the 10 years ended December 31, 2004.  Changes in participants' earnings after 2004 will not affect their Pension Plan benefits.  Compensation (salary and cash incentive) for 2004 used to compute final average earnings was as follows:  Mr. Schimkaitis - $439,470; Mr. McMasters - $293,565; Mr. Thompson - $273,815; and Mrs. Cooper - $116,342.  The valuation methodology and material actuarial assumptions, including the interest rate and mortality table, used in the calculation of the present value of the benefits under these Plans as shown in the table are described in detail in the Note “Employee Benefit Plans” in our Annual Report on Form 10-K  (Note K) for the year ended December 31, 2007.  Benefits from the Pension Plan are paid from the Pension Plan's trust, which is funded solely by the Company.  The Executive Excess Retirement Plan is unfunded, but is required to be funded in the event of a change in control of the Company.

2007 Pension Benefits
Name	Plan Name	Number of Years Credited Service[1] (#)	Present Value of Accumulated Benefits ($)	Payments during the Last Fiscal Year ($)
John R. Schimkaitis	Pension Plan	23	694,215	0
	Executive Excess Retirement Plan	23	545,808	0

Michael P. McMasters	Pension Plan	25	415,740	0
	Executive Excess Retirement Plan	25	89,473	0

Stephen C. Thompson	Pension Plan	24	350,941	0
	Executive Excess Retirement Plan	24	68,683	0

Beth W. Cooper	Pension Plan	17	80,292	0

[1]
On January 1, 2005 each employee participating in the Pension Plan was credited an additional two years of service as described above.  Since the Pension Plan is now frozen, service on or after January 1, 2005 will not affect the benefits available to any participants in the Pension Plan.  Due to the additional two years of credited service, the monthly accrued benefit payable at normal retirement age from the Pension Plan increased as follows:  Mr. Schimkaitis, $540.34; Mr. McMasters, $522.46; Mr. Thompson, $520.47; and Mrs. Cooper, $236.42.  The monthly accrued benefits at normal retirement age under the Executive Excess Retirement Plan increased as follows:   Mr. Schimkaitis, $489.77; Mr. McMasters, $129.63; and Mr. Thompson, $117.44.

Under the Pension Plan, participants are entitled to receive benefits based upon final average earnings and credited years of service.  If a participant was employed with us for five years or more, his or her final average earnings is the average adjusted W-2 earnings for five calendar years of the preceding 10 or fewer calendar years of employment that produce the highest average, prior to January 1, 2005.  If a participant was employed with us for fewer than five years, his or her final average earnings is the average adjusted W-2 earnings (excluding any form of equity compensation) for the years employed plus an amount for the partial year, which is calculated by multiplying the actual adjusted W-2 earnings by the number of months employed divided by 12 months.  In accordance with the Plan, the accrued monthly benefit for Messrs. Schimkaitis, McMasters and Thompson and Mrs. Cooper is determined by calculating one-twelfth of the annual amount of (i) plus (ii), multiplied by (iii):

(i)	1.3 percent of the final average earnings as described above (including elective contributions under qualified cash or deferred arrangements)

(ii)
0.625 percent of the final average earnings as described above (including elective contributions under qualified cash or deferred arrangements) in excess of Covered Compensation, as defined by the Internal Revenue Service

(iii)	Credited years of service (but not more than 35 years)

The normal retirement age at which a participant may receive all inclusive benefits under the Pension Plan is age 65, although each participant, including the executive officers, may elect to receive a reduced early retirement benefit upon termination of employment at or after attainment of age 55.  A participant would receive, upon the election of the early retirement benefit, his or her normal retirement benefit reduced by one-fifteenth for each of the first five years by which the annuity start date precedes the normal retirement date, and one-thirtieth for each of the next five years by which the annuity start date precedes the normal retirement date.  Mr. Schimkaitis is currently eligible to retire and receive early retirement benefits under the Pension Plan; however, he does not intend to exercise these benefits at this time.  Messrs. McMasters and Thompson and Mrs. Cooper are not currently eligible for an early retirement benefit.  If Mr. Schimkaitis had retired on December 31, 2007, his monthly early retirement pension payment under the Pension Plan would have been $4,255.16 and his payment under the Executive Excess Plan would have been $3,856.92.  Mr. Schimkaitis would receive monthly normal retirement pension payments commencing at age 65 of $6,078.80 under the Pension Plan and $5,509.89 under the Executive Excess Retirement Plan.

Generally, benefits are paid in the form of a single life annuity in equal monthly installments if the participant is unmarried, or a joint and survivor annuity if the participant is married.  Alternatively, a participant who is unmarried, or who is married and has elected to waive his or her joint and survivor annuity, may elect to receive benefits in any of the other following forms: i) a life annuity ceasing upon death; ii) an annuity for 10 years certain and for life; or iii) a joint and survivor annuity payable for the life of the participant and continued upon his or her death for the life of his or her surviving beneficiary, with the beneficiary’s monthly benefit to be either 50 percent, 66-2/3 percent, or 100 percent (as elected by the participant) of the benefit paid or payable for each month for life.  In addition, as discussed above, a participant in the Pension Plan may elect to receive his or her benefit in a lump sum, and a participant in the Executive Excess Retirement Plan may elect to receive his or her benefit in a lump sum if the distribution amount is $5,000 or less.  Benefits under the qualified Pension Plan are not subject to any deduction for Social Security or other offset amounts.  The Pension Plan also includes provisions for benefits that the participant’s beneficiary or spouse would be entitled to in the event of death or disability.

Nonqualified Deferred Compensation.  We maintain two programs, the Deferred Compensation Program and the 401(k) Supplemental Executive Retirement Plan, that allow for the deferral of taxes on compensation.  Messrs. Schimkaitis, McMasters and Zola, and Mrs. Cooper participate in the Deferred Compensation Program.  All of the named executive officers participate in the nonqualified 401(k) Supplemental Executive Retirement Plan.  The following table reflects the aggregate balance of nonqualified deferred compensation for each executive officer.

Nonqualified Deferred Compensation for the 2007 Fiscal Year
Name	Executive Contributions in 2007 ($)	Registrant Contributions in 2007[1] ($)	Aggregate Earnings in 2007[2,3] ($)	Aggregate Withdrawals / Distributions in 2007 ($)	Aggregate Balance at December 31, 2007 ($)
John R. Schimkaitis	$18,638	$37,275	$71,746	$0	$1,087,462
Michael P. McMasters	$115,830	$8,960	$54,513	$0	$816,341
Stephen C. Thompson	$15,188	$6,029	$9,198	$0	$150,417
S. Robert Zola	$1,350	$1,013	$16,123	$0	$230,434
Beth W. Cooper	$80,349	$975	$5,134	$0	$127,487

[1]
The Registrant Contributions in 2007 column represents the Company’s matching contributions associated with the nonqualified 401(k) Supplemental Executive Retirement Plan.  These dollars are included in the All Other Compensation column of the Summary Compensation Table.

[2]
The table below shows the funds available under the nonqualified 401(k) Supplemental Executive Retirement Plan and their annual rate of return for the calendar year ended December 31, 2007, as reported by the administrator of the 401(k) Supplemental Executive Retirement Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
BlackRock Money Market	4.68%	Calvert Income	5.08%
Investment Co. of America	5.94%	American Century Small Cap Value	-3.02%
EuroPacific Growth	18.96%	American Capital World Growth & Income	17.53%
Growth Fund of America	10.95%	T. Rowe Price Equity Income	2.80%
Federated Mid-Cap Index	7.58%	T. Rowe Price Mid Cap Value	0.12%
BlackRock Intermediate Government	6.85%	T. Rowe Price Retirement 2010	6.05%
BlackRock Total Return II	5.48%	T. Rowe Price Retirement 2020	6.25%
AIM Small Cap Growth	11.38%	T. Rowe Price Retirement 2030	6.27%
American Balanced	6.60%	T. Rowe Price Retirement 2040	6.27%
Fidelity Spartan US Equity Index	5.43%	T. Rowe Price Retirement Income	5.57%
Federated Kaufmann	21.40%	T. Rowe Price Retirement 2050	6.42%

[3]
Dividends on deferred stock units in the Deferred Compensation Program are paid at the same rate as dividends on shares of the Company’s common stock.  No annual bonus compensation under the Cash Bonus Incentive Plan has been deferred by the executive officers.

   The Executive Contributions in 2007 column includes amounts that were also reported as Stock Awards in the Summary Compensation Table in the 2007 Proxy Statement.  Those amounts, as well as similar awards reported in the Summary Compensation Tables in prior years and matching contributions into the Company’s Supplemental Executive Retirement Plan previously reported in the Summary Compensation Tables in prior years under All Other Compensation, are included in the Aggregate Balance at December 31, 2007 column and quantified below:

Name	Amount included in both Nonqualified Deferred Compensation Table and 2006 Summary Compensation Table ($)	Amount included in both Nonqualified Deferred Compensation Table and previously reported in Prior Years' Summary Compensation Tables ($)
John R. Schimkaitis	$56,586	$411,518
Michael P. McMasters	$124,790	$454,982
Stephen C. Thompson	$23,256	$27,977
S. Robert Zola	$2,684	$168,359
Beth W. Cooper	$81,324	$7,763

Deferred Compensation Program.  Under the Deferred Compensation Program, participants may elect to defer any percentage of their performance-based and/or non-performance based (“nonforfeitable”) compensation. Performance-based shares are awarded pursuant to the Company’s PIP depending on the extent to which pre-established performance goals are met.  Deferred performance-based shares, to the extent earned, and non-performance shares will be credited to the participant’s deferred stock account in the form of deferred stock units.  The participant’s deferred stock unit account will increase on each date that a dividend is paid on the Company’s common stock.  Dividends on deferred stock units (which are settled on a one-for-one basis in shares of common stock) are the same as dividends paid on the Company’s outstanding shares of common stock.

Also under the Deferred Compensation Program, a named executive officer may elect to defer any or all of his or her annual bonus compensation granted under the Cash Bonus Incentive Plan.   Participants will receive earnings on deferred bonus compensation based on the selection of one or more indices previously selected by the Compensation Committee.  The account will earn the applicable investment return(s) or loss(es) that it would have been earned if the dollars had actually been invested in the funds.

An executive officer may elect to receive the funds from his or her account upon separation from service.  An executive officer may also elect to receive funds on a fixed future date, or the earlier or later of the separation from service or a fixed future date.  With each election, an executive officer may request such funds to be paid in a lump sum, or five or 10 annual installments.  The amount of the initial installment shall be equal to the aggregate amount of all deferred accounts at the time such payment is to be made, divided by five or 10, as elected. Subsequent installments will be equal to the remaining account balances on the succeeding anniversary date divided by the outstanding number of installments.  In the event of death, disability, change in control, or unforeseeable emergency, account balances may be paid on an accelerated basis according to the terms of the Program.  Executive officers will be individually responsible for any tax obligations in connection with any distributions. Distributions of deferrals of annual bonus compensation will be paid in cash, while distributions of deferrals of performance and non-performance shares will be paid in common stock.

Nonqualified 401(k) Supplemental Executive Retirement Plan.  Under the nonqualified 401(k) Supplemental Executive Retirement Plan, participants may elect to contribute a specified percentage of their compensation, or any amount that may have been returned as exceeding the maximum contribution permitted under the Company’s qualified 401(k) Retirement Savings Plan, to the nonqualified 401(k) Supplemental Executive Retirement Plan.  Participants may allocate their contributions and the Company’s matching contributions on these deferral amounts to one or more investment funds that mirror the various investment funds available under the Company’s qualified 401(k) Retirement Savings Plan.

At the time a participant elects to defer compensation in the nonqualified 401(k) Supplemental Executive Retirement Plan, the participant makes a corresponding distribution election.  A participant may elect to receive the funds from their account upon separation from service.  If a participant elects this form of payment, he or she would not be entitled to receive any payments until six months after his or her date of separation, unless the separation was a result of death or disability.  A participant may also elect to receive funds on a fixed future date, or the earlier or later of the separation from service or a fixed future date.  In all elections, a participant may request such funds to be paid in a lump sum, or five or 10 annual installments.  The amount of each installment, if elected, shall be equal to the value of the deferred amounts at the time each such payment is to be made, divided by the number of remaining installments.

REPORT OF THE COMPENSATION COMMITTEE ON
COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company.  The Committee, based on its review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

The information contained in this Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

                                                          THE COMPENSATION COMMITTEE
                                                          Richard Bernstein (Chairman)
                                                          Joseph E. Moore
                                                          Calvert A. Morgan, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Richard Bernstein, Chairman, Joseph E. Moore and Calvert A. Morgan, Jr. serve as members of the Compensation Committee of the Board of Directors.  Each member of the Committee is solely independent of the Company as required by the NYSE listing standards.  No member of the Committee, at any time, has been employed by the Company, or been a participant in a related party transaction with the Company.

There were no Compensation Committee interlocks or insider (employee) participation during 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number of shares of our common stock beneficially owned as of March 14, 2008 by each director, by each executive officer named in the Summary Compensation Table, as well as the number of shares beneficially owned by all of the directors and executive officers as a group.  The table shows shares held in the qualified 401(k) Retirement Savings Plan, deferred stock units credited under the Deferred Compensation Program, and total shares beneficially owned by each individual, including the shares in the respective plans.  There have been no shares of our common stock pledged as security by a director, executive officer, or all directors and executive officers as a group.  The table also provides information for each other person known to us to beneficially own five percent or more of our common stock.

Beneficial Ownership as of March 14, 2008
Name of Beneficial Owner	Qualified 401(k) Retirement Savings Plan	Deferred Compensation Program[1]	Total Shares Owned Beneficially[2,3]	Percent of Class
Ralph J. Adkins	_	_	57,458	*
Eugene H. Bayard	_	_	7,905	*
Richard Bernstein	_	_	36,237	*
Thomas J. Bresnan	_	770	4,520	*
Walter J. Coleman	_	_	8,000	*
Beth W. Cooper	4,488	2,322	10,047	*
Thomas P. Hill, Jr.	_	_	2,756	*
J. Peter Martin	_	_	6,900	*
Michael P. McMasters	8,442	23,553	38,155	*
Joseph E. Moore	_	616	7,333	*
Calvert A. Morgan, Jr.	_	_	9,300	*
John R. Schimkaitis	14,075	24,650	81,223	1.19%
Stephen C. Thompson	9,493	_	24,157	*
S. Robert Zola	1,787	6,843	13,736	*
Executive Officers and Directors as a Group	38,284	58,754	307,727	4.52%

*Less than one percent.

Name of Investment Advisor Dalton, Greiner, Hartman, Maher & Co. LLC [4] 565 Fifth Avenue, Suite 2101 New York, NY 10017	_	_	446,011

[1]
The Deferred Compensation Program enables non-employee directors to defer all or a portion of their meeting fees and annual retainers on a pre-tax basis.  The named executive officers can also defer cash incentives and equity incentives on a pre-tax basis under this Program.  See the descriptions of this Program on pages 13 and 30.

[2]
Unless otherwise indicated in a footnote, each director or executive officer possesses sole voting and sole investment power with respect to his or her shares shown in the table.  No director or executive officer owns more than 1.19 percent of the outstanding common stock of the Company.  All directors and executive officers as a group own 4.52 percent of the Company’s outstanding shares.

[3]
Voting rights are shared with spouses in certain accounts for Beth W. Cooper, Thomas J. Bresnan and Calvert A. Morgan, Jr. in the amounts of 2,842; 1,500 and 5,000 shares, respectively.  Independent accounts are held by the spouses of Michael P. McMasters, Ralph J. Adkins, Walter J. Coleman and Thomas P. Hill, Jr. in the amounts of 28; 2,914; 200 and 1,500 shares, respectively.

[4]
According to their report on Schedule 13G, as of February 6, 2008, Dalton, Greiner, Hartman, Maher & Co. LLC (“DGHM”) were deemed to beneficially own 446,011 shares, or 6.59 percent, of our common stock. Under the ownership reporting rules of the Securities Exchange Act of 1934, an entity is deemed to beneficially own shares if it has the power to vote or dispose of the shares even if it has no economic interest in the shares. According to the Schedule 13G, DGHM had sole power to vote 434,211 shares, no power to vote 11,800 shares, and sole power to dispose of 446,011 shares. DGHM has provided a Schedule 13G to us in which it certified that it acquired the shares of our common stock in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans.  The following table sets forth the remaining number of shares authorized for issuance under the equity compensation plans of the Company as of December 31, 2007 which were approved by the stockholders:

Equity Compensation Plans Approved by Stockholders	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
2005 Performance Incentive Plan	389,876
2005 Directors Stock Compensation Plan	57,450
2005 Employee Stock Aware Plan	24,300
Total	471,626

There are no equity plans that were not previously approved by the Company’s stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors hereby provides the following report with respect to the Company's audited financial statements for the year ended December 31, 2007.

The Audit Committee has reviewed and discussed the Company's audited financial statements with the management of the Company.  The Audit Committee has discussed with Beard Miller Company LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.  The Audit Committee has also received the written disclosures and the letter from Beard Miller Company LLP required by Independence Standards Board Standard No. 1 concerning the independence of Beard Miller Company LLP, and has discussed with Beard Miller Company LLP its independence.  Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

The information contained in this Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

                                                THE AUDIT COMMITTEE
                                                Thomas J. Bresnan (Chairman)
                                                Ralph J. Adkins
                                                Walter J. Coleman
                                                Thomas P. Hill, Jr.
                                                J. Peter Martin

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 20, 2007, Beard Miller Company LLP (“Beard Miller”) was appointed by the Audit Committee as the Company’s independent registered public accounting firm for the year ended December 31, 2007, succeeding PricewaterhouseCoopers LLP.

As reported in the 2007 Proxy Statement, on March 20, 2007, the Company notified PricewaterhouseCoopers LLP that the firm was dismissed as its independent registered public accounting firm effective as of that date. The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2006 and 2005, and in the subsequent interim period preceding the dismissal of PricewaterhouseCoopers LLP there were no (a) disagreements (as described in Regulation S-K, Item 304(a)(1)(iv) promulgated under the Securities and Exchange Act of 1934, as amended) between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on our consolidated financial statements for such periods, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Audit Fees.  The aggregate fees billed to the Company and its subsidiaries by Beard Miller in 2007 totaled $442,000.  These fees were all related to professional services rendered by Beard Miller in conjunction with the audit of the Company’s financial statements included in its Annual Report on Form 10-K; the reviews of the financial statements included in its Quarterly Reports on Form 10-Q; and the audits of internal control over financial reporting.  The aggregate fees billed to the Company and its subsidiaries by its previous independent registered public accounting firm, PricewaterhouseCoopers LLP, totaled $739,492 for 2006.  Of the total audit fees, $680,466 related to professional services rendered by PricewaterhouseCoopers LLP in 2006, in conjunction with the audit of the Company's financial statements included in its Annual Report on Form 10-K; the reviews of the financial statements included in its Quarterly Reports on Form 10-Q; and the audits of internal control over financial reporting.  The remaining $59,026 of fees billed in 2006 related to services performed by PricewaterhouseCoopers LLP in conjunction with the accountants’ consents and comfort letters associated with the shelf registration statement filed in July 2006 and the prospectus supplement filed in November 2006 for the Company’s $20 million equity offering.

Audit-Related Fees.  The Company did not engage Beard Miller to provide any audit-related services in 2007 or PricewaterhouseCoopers LLP to provide any audit-related services in 2006.

Tax Fees.  The Company did not engage Beard Miller to provide any tax services in 2007.  The aggregate fees billed to the Company and its subsidiaries by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning totaled $66,553 in 2006 for assistance in the preparation of the Company’s federal and state tax returns.  Although PricewaterhouseCoopers LLP was no longer the independent registered public accounting firm for the Company in 2007, the firm did provide tax compliance, tax advice and tax planning services and assisted in the preparation of the Company’s federal and state income tax returns in 2007.  Fees for those services totaled $46,025.

All Other Fees.  The Company did not engage Beard Miller to provide any services in 2007 other than those identified above. The Company did not engage PricewaterhouseCoopers LLP to provide any services in 2006 other than those identified above.  During 2007, after PricewaterhouseCoopers ceased being the independent registered public accounting firm for the Company, they were paid $30,000 for hours incurred facilitating successor auditor review of audit workpapers, hours incurred keeping current for the purposes of FERC form filings and assistance with deferred taxes.

Audit Committee's Pre-Approval Policies and Procedures.  Under the policy adopted by the Audit Committee, all audit and non-audit services provided to the Company by its independent registered public accounting firm must be approved in advance by the Audit Committee.  The Audit Committee approved 100 percent of all audit and non-audit services provided to the Company.  The Audit Committee has delegated to the Chairman of the Audit Committee (and may delegate authority to any other member of the Audit Committee) authority to pre-approve up to $40,000 in audit and non-audit services, which authority may be exercised when the Audit Committee is not in session.  Any approvals granted pursuant to delegated authority must be reported to the Audit Committee at the next regularly scheduled meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be considered for inclusion in our Proxy Statement for the Annual Meeting to be held in 2009, stockholder proposals must be submitted in writing and received at our principal executive offices on or before December 4, 2008.  Written proposals should be directed to the following: Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

Under the Company's Bylaws, a stockholder wishing to bring an item of business before an annual meeting of stockholders must provide timely notice in writing to the Corporate Secretary of the Company.  To be timely, the stockholder's notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the date of the applicable meeting (unless less than 75 days' notice or prior public disclosure of the date of the meeting is given or made, in which case a notice will be timely if received no later than the close of business on the 15th day following the day on which such notice or public disclosure is given).  In addition, with respect to stockholder proposals for director nominees, please see the additional requirements set forth under NOMINATION OF DIRECTORS on page 9 herein.

HOUSEHOLDING RULES

Under these SEC rules, brokers and banks that hold stock for the account of their customers are permitted to deliver single copies of proxy statements and annual reports to two or more stockholders that share the same address, if the stockholders at the address have the same last name or the broker or bank reasonably believes that the stockholders are members of the same family.  If a stockholder who holds shares through a broker or bank, received from the broker or bank, a notice stating that the broker or bank intends to send only one copy of such material to the stockholder's household, and none of the members of the household objected, they are deemed to have consented to this arrangement.  A stockholder who, in accordance with these rules, received only a single copy of this Proxy Statement or the 2007 Summary Annual Report and 2007 Financial Information, and would like to receive a separate copy of these materials, or separate copies of future proxy statements and annual reports, should submit a written or oral request to the following: Chesapeake Utilities Corporation, Investor Relations Administrator, 909 Silver Lake Boulevard, Dover, Delaware 19904 or (888) 742-5275.

Stockholders sharing the same address who hold shares through a broker or bank and who are receiving multiple copies of the Company's proxy statements and annual reports may request a single copy by contacting their broker or bank.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY' S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a -1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  WRITTEN REQUESTS SHOULD BE DIRECTED TO THE FOLLOWING: CORPORATE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10 percent of the Company's common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's common stock.  Such persons also are required by SEC regulations to furnish the Company with copies of such reports.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and on the written representations made by such persons that no other reports were required, the Company believes that during the year ended December 31, 2007 all directors and executive officers filed on a timely basis the reports required by Section 16(a), except for the filing made on behalf of Mr. Bayard in February 2008 disclosing four purchases made through his brokerage account during 2007 that had not been previously disclosed to the Company and therefore, not filed.  The Company is not aware of any person or entity that beneficially owns more than 10 percent of its common stock.

DIRECT REGISTRATION SYSTEM

Effective January 1, 2007, the Company was eligible to participate in the Direct Registration System in accordance with the NYSE listing requirements.  To become eligible, the Board, on December 12, 2007, approved Amended and Restated Bylaws to permit the issuance of uncertificated shares that can be electronically transferred between brokers and transfer agents through a secure network currently administered by the Depository Trust Company.  The Company and its transfer agent now issue uncertificated shares as the default form of shares and as appropriate, transfer such shares through the Direct Registration System.  In lieu of uncertificated shares, stockholders may request a physical stock certificate.

OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting.  If, however, any other business properly comes up for action at the Annual Meeting or any adjournment thereof, it is intended that the persons acting under the Proxies in the form enclosed will vote in regard to the matter according to their discretion.

                                                        By Order of the Board of Directors,

                                                        /s/ Beth W. Cooper
                                                        Beth W. Cooper
                                                        Corporate Secretary

Appendix A
[Chesapeake Utilities Corporation Logo]
CORPORATE GOVERNANCE GUIDELINES ON DIRECTOR INDEPENDENCE
Adopted December 7, 2006

It is the policy of the Board of Directors that a majority of directors be “independent” as that term is defined by the Listing Standards of the New York Stock Exchange (“NYSE”). In order to qualify as “independent” under the NYSE Listing Standards:

(i)
the Board of Directors must affirmatively determine that a director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the listed company), other than being a director of the Company; and

(ii)
neither the director, nor any member of the director’s immediate family (as defined below), may have any of the disqualifying relationships set forth in Section 303A.02(b) of the NYSE Listed Company Manual.

In accordance with the NYSE Listing Standards, material relationships can include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships.  Where a director has such a relationship, or the company employing the director has such a relationship, with Chesapeake or any of its subsidiaries, the Board of Directors has adopted for purposes of the application of clause (i) above the following categorical standards to determine whether the director’s relationship with the listed company is “material”:

•
Commercial Relationships.  A director of Chesapeake who is associated with another company that has a commercial relationship with Chesapeake or any of its subsidiaries will not be deemed to have a material relationship with Chesapeake unless:

(i)
the director is an executive officer of the other company or the director, alone or in combination with members of the director’s immediate family, owns in excess of a 10% equity interest in the other company; and

(ii)	either:

a.
total sales to (other than sales in the ordinary course of business at published rates), or purchases from, the other company by Chesapeake and its subsidiaries in any of the other company’s last three fiscal years exceeded (i) 3% of such other company’s consolidated revenues, if the other company’s consolidated revenues were less than $20 million, or (ii) the greater of (x) $600,000 and (y) 2% of the other company’s consolidated revenues, if the entity’s consolidated revenues were equal to or greater than $20 million; or

b.	any of the commercial transactions between the other company and Chesapeake or any of its subsidiaries within the preceding three fiscal years were not entered into on an arm’s length basis.
•
Banking Relationships.  A director of Chesapeake who is associated with a bank or other financial institution that provides loans or other financial services to Chesapeake or any of its subsidiaries will not be deemed to have a material relationship with Chesapeake unless:

(i)
the director is an executive officer of the bank or other financial institution or the director, alone or in combination with members of the director’s immediate family, owns in excess of a 10% equity interest in the bank or other financial institution; and

(ii)	either:

a.
the average outstanding balance on loans from the bank or other financial institution to Chesapeake and its subsidiaries in any of the bank’s or other financial institution’s last three fiscal years exceeded 3% of the outstanding loans of the bank or other financial institution as of the end of that fiscal year; or

b.
total payments by Chesapeake and its subsidiaries to the bank or other financial institution for services in any of the bank’s or other financial institution’s last three fiscal years exceeded (i) 3% of the bank’s or other financial institution’s consolidated revenues, if its consolidated revenues were less than $20 million, or (ii) the greater of (x) $600,000 and (y) 2% of the bank’s or other financial institution’s consolidated revenues, if its consolidated revenues were equal to or greater than $20 million.

•
Legal Relationships.  A director of Chesapeake who is an attorney will not be deemed independent if, in any of Chesapeake’s preceding three fiscal years, Chesapeake and its subsidiaries made aggregate payments for legal services to that attorney, or to any law firm of which that attorney was a partner or of counsel, in excess of $100,000.

•
Charitable Relationship.  If a director of Chesapeake or a member of the director’s immediate family is a director, officer, trustee or employee of a foundation, college or university or other not-for-profit organization, the director will not be deemed independent if, in any of Chesapeake’s preceding three fiscal years, Chesapeake and its subsidiaries made aggregate charitable contributions to that entity in excess of the lesser of (i) $25,000 and (ii) 2% of such entity’s total receipts, unless the contribution was approved in advance by the Board of Directors, but in no event will the director be deemed independent if the aggregate charitable contributions to that entity by Chesapeake’s and its subsidiaries in any of the three preceding fiscal years exceeded $50,000.

For purposes of these Guidelines, the terms:

"Immediate family member" means spouse, parent, stepparent, child, stepchild, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any person (other than a tenant or employee) sharing the household of any director, or nominee for director. This excludes any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 9:00 a.m. on May 1, 2008, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware. Your Board of Directors looks forward to greeting personally those stockholders able to attend. The Corporate Secretary’s formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.

Sincerely,

                                                                                                                   /s/ Ralph J. Adkins
RALPH J. ADKINS
Chairman of the Board

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

[Chesapeake Utilities Corporation Logo]

Proxy - Chesapeake Utilities Corporation

909 SILVER LAKE BOULEVARD
DOVER, DELAWARE 19904

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2008 IN THE BOARD ROOM
PNC BANK, DELAWARE
222 DELAWARE AVENUE
WILMINGTON, DELAWARE 19899

The undersigned stockholder hereby appoints Ralph J. Adkins and John R. Schimkaitis and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND "AGAINST" PROPOSAL 3.

The Board of Directors recommends a vote FOR Proposals 1 and 2 and AGAINST Proposal 3.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[Chesapeake Utilities Corporation Logo]

Electronic Voting Instructions
You van vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy card, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet of telephone must be received by 12:00 a.m., Eastern Daylight Time, on May 1, 2008.

Vote by Internet
- Log on to the Internet and go to www.investorvote.com
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
- Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in      [X]
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

A - Company Proposals -- The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposal 2.

1. Election of Directors.

		For	Withhold
01	Thomas J. Bresnan	[ ]	[ ]
02	Joseph E. Moore	[ ]	[ ]
03	John R. Schimkaitis	[ ]	[ ]

2. Ratification of the selection of Beard Miller Company LLP as the Company's independent registered public accounting firm.

For	Against	Abstain
[ ]	[ ]	[ ]

B - Stockholder Proposal -- The Board of Directors recommends a vote AGAINST Proposal 3.

3. Proposal relating to election of all directors annually and elimination of director classes with staggered terms.

For	Against	Abstain
[ ]	[ ]	[ ]

C - Non-Voting Items
Change of address -- Please print new address below.

D - Authorized Signatures - This section must be completed for your vote to be counted. -- Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) -- Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.